UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

RAYONIER, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

Corporate Headquarters

NOTICE OF ANNUAL MEETING

March 27, 2003

Notice is hereby given that the 2003 Annual Meeting of the Shareholders of Rayonier Inc., a North Carolina corporation, will be held at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida on Thursday, May 15, 2003 at 4:00 P.M., local time, for the following purposes:

1)	to elect three Class III directors to terms expiring in 2006 (Item 1 on the proxy card);

2)	to consider and act upon a proposal by the Board of Directors to approve the 2004 Incentive Stock and Management Bonus Plan (Item 2 on the proxy card); and

3)	to act upon such other matters as may properly come before the meeting.

All Rayonier shareholders of record at the close of business on March 17, 2003 are entitled to vote at the meeting. This notice and the accompanying Proxy Statement and proxy card are first being mailed to shareholders on or about March 27, 2003.

We urge you to vote your shares over the Internet, by telephone or through the mail at the earliest convenience.

W. EDWIN FRAZIER, III

Corporate Secretary

Rayonier Inc.        •         50 North Laura Street        •        Jacksonville, FL 32202

Telephone (904) 357-9100        •        Fax (904) 357-9101

PROXY STATEMENT

PROXY STATEMENT

Annual Meeting of Rayonier Shareholders

Thursday, May 15, 2003

QUESTIONS AND ANSWERS

Q:	WHAT AM I VOTING ON?

A:	You are being asked by the Company to vote on two matters: (1) the re-election of three directors, Rand V. Araskog, W. Lee Nutter and Ronald Townsend (For more information on each nominee, turn to “Information as to Nominees for Election to the Board of Directors” beginning on page 1); and (2) approval of the 2004 Incentive Stock and Management Bonus Plan (For more information on this Plan, turn to “Proposal to Approve 2004 Incentive Stock and Management Bonus Plan” beginning on page 19).

Q:	WHO IS ENTITLED TO VOTE?

A:	The record holder of each of the 27,801,626 shares of Rayonier common stock (“Common Shares”) outstanding at the close of business on March 17, 2003 is entitled to one vote for each share owned.

Q:	HOW DO I VOTE?

A:	You can vote in any one of the following ways:

•	You can vote on the Internet by following the “Vote by Internet” instructions on your proxy card. If you vote on the Internet, you do not need to mail in your proxy card.

•	You can vote by telephone by following the “Vote by Telephone” instructions on your proxy card. If you vote by telephone, you do not need to mail in your proxy card.

•	You can vote by mail by signing and dating your proxy card and mailing it in the enclosed prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors (i.e., for the three named nominees for election as directors, and for approval of the 2004 Incentive Stock and Management Bonus Plan).

•	You can vote in person at the Annual Meeting by delivering your completed proxy card or by completing a ballot available upon request at the meeting. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the meeting.

Regardless of how you choose to vote, your vote is important and we encourage you to vote promptly.

Q:	IS MY VOTE CONFIDENTIAL?

A:	Proxy cards, ballots and reports of voting results that identify individual shareholders are mailed or returned directly to Automatic Data Processing, Inc., our vote tabulator, and handled in a manner that protects your privacy. Your vote will not be disclosed except:

•	as needed to permit Automatic Data Processing to tabulate and certify the vote;

•	as required by law;

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•	if we determine in good faith that a genuine dispute exists as to the accuracy or authenticity of a proxy, ballot or vote; or

•	in the event of a proxy contest where all parties to the contest do not agree to follow our confidentiality policy.

Q:	WILL ANY OTHER MATTERS BE VOTED ON?

A:	We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the proxy card is legally and properly brought before the Annual Meeting by a shareholder, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of Rayonier. Under the Company’s bylaws, shareholder proposals must have been received by November 28, 2002 to be considered at the Annual Meeting. To date, we have received no shareholder proposals.

Q:	HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A:	In order to conduct the Annual Meeting, a majority of the Common Shares outstanding as of the close of business on March 17, 2003 must be present, either in person or represented by proxy.

Q:	HOW MANY VOTES ARE NEEDED TO ELECT THE NOMINEES FOR DIRECTOR?

A:	The three nominees who receive the largest number of votes will be elected. Accordingly, any action other than a vote for a nominee will have the practical effect of a vote against the nominee.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE 2004 INCENTIVE STOCK AND MANAGEMENT BONUS PLAN?

A:	The 2004 Incentive Stock and Management Bonus Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

Q:	WHO WILL COUNT THE VOTES?

A:	Representatives of Automatic Data Processing, Inc. will count the votes. A Company representative will act as inspector of elections.

Q:	HOW ARE VOTES COUNTED?

A:	In determining whether we have a quorum, all properly submitted proxies and ballots, including abstentions, broker non-votes and withheld votes, will be counted as present and entitled to vote. However, abstentions and broker non-votes, as well as votes withheld, are not considered votes cast and will not be counted for or against a matter or nominee.

Q:	WHAT SHARES ARE COVERED BY MY PROXY CARD?

A:	You should have been provided a proxy card for each account in which you own Common Shares either:

•	directly in your name as the shareholder of record, which includes shares purchased through any of our employee benefit plans; or

•	indirectly through a broker, bank or other holder of record.

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Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:	It means that you have multiple accounts in which you own Common Shares. Please vote all proxy cards you receive to ensure that all your shares are voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is The Bank of New York. All communications concerning shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, can be handled by making a toll-free call to The Bank of New York at 1-800-659-0158.

Q:	HOW CAN I CHANGE MY VOTE?

A:	You can revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You can do this by:

•	voting by telephone or on the Internet (only your most recent telephone or Internet proxy is counted);

•	signing and submitting another proxy with a later date; or

•	voting again at the meeting.

Q:	WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS DUE?

A:	All shareholders who wish to include a proposal in our Proxy Statement for the Annual Meeting in 2004 must provide notice by certified mail—return receipt requested to Corporate Secretary, Rayonier, 50 North Laura St., 19th Floor, Jacksonville, Florida 32202 by no later than November 27, 2003. The notice must satisfy the requirements for shareholder proposals under the federal securities laws.

Under our bylaws, this deadline applies to any shareholder proposal sought to be considered at the 2004 Annual Meeting, not just to those sought to be included in the Proxy Statement and form of proxy for the Annual Meeting.

Q:	MAY I ACCESS THIS YEAR’S ANNUAL REPORT AND PROXY STATEMENT ELECTRONICALLY?

A:	Rayonier’s 2002 Annual Report and this Proxy Statement may be accessed at the Investor Relations section of the Rayonier website at: www.rayonier.com. Note that most shareholders can elect to receive future proxy statements, annual reports and proxy cards over the Internet instead of receiving paper copies in the mail. With Internet delivery, you should receive the materials more quickly and also help the Company reduce printing and postage costs. We encourage you to enroll in this delivery option through links provided at the Investor Relations section of our website.

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ITEM 1—ELECTION OF DIRECTORS

The Board of Directors is responsible for establishing broad corporate policies and for overseeing management and the overall performance of Rayonier. The Board reviews significant developments affecting the Company and acts on matters requiring Board approval. The Board held seven meetings during 2002.

The Board is divided into three classes (I, II and III) serving staggered three-year terms. The terms of the Class III directors, Rand V. Araskog, W. Lee Nutter and Ronald Townsend, will expire at the 2003 Annual Meeting, and each has been nominated for re-election for a term expiring in 2006. The Board has no reason to believe that any nominee will be unable to serve as a director. If, however, a nominee should be unable to serve at the time of the Annual Meeting, Common Shares properly represented by valid proxies will be voted for the election of a substitute nominee recommended by the Board.

A biography of each member of Rayonier’s current Board of Directors, including the three nominees for re-election, is set forth below.

The Board unanimously recommends that you vote FOR each of the three nominees for election to the Board of Directors named below.

Information As To Nominees For Election To The Board Of Directors

Class III, Terms Expire in 2003

RAND V. ARASKOG, Age 71	Elected to Board in 1994

Mr. Araskog is the retired Chairman and Chief Executive of ITT Corporation (a diversified global corporation engaged in the hospitality and entertainment businesses and the information services businesses). He served as Chairman and Chief Executive of ITT Corporation from 1980 until his retirement in 1998. He is also a director of The Hartford Financial Services Group, Inc., ITT Educational Services, Inc., and ITT Industries, Inc. Mr. Araskog is a graduate of the U.S. Military Academy at West Point and attended the Harvard University Graduate School of Arts and Sciences.

W. LEE NUTTER, Age 59	Elected to Board in 1996

Mr. Nutter is Chairman, President and Chief Executive Officer of Rayonier. He joined Rayonier in 1967 in the Northwest Forest Operations and was named Vice President, Timber and Wood in 1984; Vice President, Forest Products in 1985; Senior Vice President, Operations in 1986 and Executive Vice President in 1987. He was elected President and Chief Operating Officer and a director of Rayonier in 1996 and to his current position effective January 1999. Mr. Nutter serves on the Board of Directors and the Executive Committee of the American Forest and Paper Association and on the Board of Directors of the National Council for Air and Stream Improvement. He is also a member of the North Florida Regional Board of SunTrust Bank. Mr. Nutter holds a B.A. degree in Business Administration from the University of Washington and graduated from the Harvard University Graduate School of Business Administration Advanced Management Program.

RONALD TOWNSEND, Age 61	Elected to Board in 2001

Mr. Townsend is a Communications Consultant based in Jacksonville, Florida since 1997. He retired from Gannett Company (a diversified news and information company) in 1996 after serving 22 years in positions of increasing responsibility, most recently as President of Gannett Television Group. Mr. Townsend also serves as a director of ALLTEL Corporation, Bank of America Corporation and Winn-Dixie Stores, Inc. He attended The City University of New York, Bernard Baruch.

Information As To Other Directors

Class I, Terms Expire in 2004

RONALD M. GROSS, Age 69	Elected to Board in 1978

Mr. Gross is Chairman Emeritus, and former Chairman and Chief Executive Officer of Rayonier. He joined Rayonier in 1978 as President and Chief Operating Officer and a director, and was given the additional responsibilities of Chief Executive Officer in 1981 and Chairman in 1984. He served as Chairman and Chief Executive Officer from 1984 until his retirement in 1998, and was named Chairman Emeritus effective January 1999. Mr. Gross also serves as a director of Corn Products International, Inc. and The Pittston Company. He is a graduate of Ohio State University and the Harvard University Graduate School of Business Administration.

KATHERINE D. ORTEGA, Age 68	Elected to Board in 1994

Ms. Ortega is a former Treasurer of the United States. She served as the 38th Treasurer of the United States from 1983 to 1989 and as Alternate Representative of the United States to the United Nations General Assembly from 1990 to 1991. Prior to these appointments, she served as a Commissioner on the Copyright Royalty Tribunal, and was a member of the President’s Advisory Committee on Small and Minority Business. Ms. Ortega also serves as a director of State Farm Bank, The Kroger Co., Washington Mutual Investors Fund and JPMorgan Value Opportunities Fund; and as a Trustee of The American Funds Tax-Exempt Series I. She is a graduate of Eastern New Mexico University and holds three honorary Doctor of Law Degrees and one honorary Doctor of Social Science Degree.

BURNELL R. ROBERTS, Age 75	Elected to Board in 1994

Mr. Roberts is the retired Chairman of the Boards of Sweetheart Holdings, Inc. and Sweetheart Cup Company (producers of plastic and paper disposable food service and food packaging products), having served in such positions from 1993 until 1998. He previously served as Chairman of the Board and Chief Executive Officer of The Mead Corporation (an integrated manufacturer of paper and forest products) until his retirement in 1992. Mr. Roberts also serves as a director of DPL Inc. and p4A.com Ltd.; as a Limited Partner of American Industrial Partners, L.P. and Metapoint Partners, L.P.; and as a trustee of Granum Value Fund. He is a graduate of the University of Wisconsin and the Harvard University Graduate School of Business Administration.

Class II, Terms Expire in 2005

PAUL G. KIRK, JR., Age 65	Elected to Board in 1994

Mr. Kirk became a partner in the law firm of Sullivan & Worcester in 1977 and is presently of Counsel to the firm. He served as Chairman of the Democratic National Committee from 1985 to 1989. Mr. Kirk is also Chairman, President and a director of Kirk & Associates, Inc. He is a Trustee of Stonehill College and St. Sebastian’s School, and Chairman of the Board of the Directors of the John F. Kennedy Library Foundation. Mr. Kirk serves as Co-Chairman of the Commission on Presidential Debates. He is also a director of The Hartford Financial Services Group, Inc. Mr. Kirk is a graduate of Harvard College and Harvard Law School.

CARL S. SLOANE, Age 66	Elected to Board in 1997

Mr. Sloane is Professor Emeritus, Harvard University Graduate School of Business Administration, and Chairman of the Board, Beth Israel Deaconess Medical Center, a Harvard affiliated teaching hospital. He was the Ernest L. Arbuckle Professor of Business Administration from 1991 until his retirement in 2000. Prior to joining the Harvard faculty, he spent 30 years in management consulting, the last 20 with the firm he co-founded, Temple, Barker & Sloane, Inc., and its successor firm, Mercer Management Consulting, where he served as Chairman and Chief Executive. Mr. Sloane is also a director of MedSource Technologies, Inc. and The Pittston Company. He is a graduate of Harvard College and the Harvard University Graduate School of Business Administration.

GORDON I. ULMER, Age 70	Elected to Board in 1994

Mr. Ulmer is the former Chairman and Chief Executive Officer of Connecticut Bank and Trust Company (CBT) and retired President of the Bank of New England Corporation. He joined CBT in 1957 and held numerous positions before being elected Chairman and Chief Executive Officer in 1985. In 1988 he was elected President of the Bank of New England Corporation, the holding company of CBT, holding such position until his retirement in 1990. Mr. Ulmer also serves as a director of The Hartford Financial Services Group, Inc. He is a graduate of Middlebury College, the American Institute of Banking and the Harvard University Graduate School of Business Administration Advanced Management Program, and attended New York University’s Graduate School of Engineering.

Committees of the Board of Directors

Our Board of Directors has the following committees:

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2002

AUDIT: Paul G. Kirk, Jr., Chair Katherine D. Ortega Burnell R. Roberts Gordon I. Ulmer

This Committee is comprised entirely of non-employee directors and its responsibilities include:

•   oversight of the Company’s accounting and financial reporting policies, processes and systems of internal control;

•   monitoring the independence and performance of the Company’s independent auditors with sole responsibility for such auditors’ selection, evaluation, compensation and discharge;

•   approving, in advance, all of the audit and non-audit services provided to the Company by the independent auditors; and

•   facilitating open communication among the Board, senior management, internal audit and the independent auditors.

		10

COMPENSATION AND MANAGEMENT DEVELOPMENT: Rand V. Araskog, Chair Katherine D. Ortega Carl S. Sloane Ronald Townsend	This Committee is comprised entirely of non-employee directors and its responsibilities include: • overseeing the compensation and benefits of employees; • evaluating management performance; • establishing executive compensation; • reviewing management succession and development matters; and • approving individual compensation actions for the Chairman, President and Chief Executive Officer and all senior executives.	4

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2002

NOMINATING AND CORPORATE GOVERNANCE Ronald Townsend, Chair Paul G. Kirk, Jr. Burnell R. Roberts

This Committee is comprised entirely of non-employee directors and its responsibilities include:

•   establishing criteria for Board nominees and identifying qualified individuals for nomination to become Board members, including considering potential nominees recommended by shareholders;

•   determining the composition of Board committees;

•   developing and monitoring a process to evaluate Board and committee effectiveness;

•   recommending director compensation and benefit programs to the Board;

•   establishing and overseeing a set of Corporate Governance Principles; and

•   overseeing the Company’s legal compliance and ethics programs, including the Standard of Ethics and Code of Corporate Conduct.

		1

FINANCE: Ronald M. Gross, Chair Rand V. Araskog W. Lee Nutter Carl S. Sloane Gordon I. Ulmer	This Committee is responsible for advising the Board concerning certain issues with respect to the financial structure of the Company, including: • financial strategies and tax planning initiatives; • capital structure; • financings; • risk management policies; • dividend policies; • investment policies; and • performance of the pension and savings plans.	3

        Our directors attended 100 percent of all meetings of the Board of Directors and Committees on which they served during 2002.

Corporate Governance

In February 2003, the Board of Directors expanded the role of the Nominating and Corporate Governance Committee (formerly the Nominating Committee) to include responsibility for oversight of the Company’s corporate governance practices. Specific new responsibilities include:

•	regular review of developments relating to corporate governance issues;

•	development and maintenance of a formal set of Corporate Governance Principles;

•	oversight of annual self-evaluations of the effectiveness of operation of the Board and its committees;

•	monitoring the orientation and training needs of the directors; and

•	making all determinations as to whether a director is “independent” under applicable regulations and listing standards.

We expect the Nominating and Corporate Governance Committee to hold at least four meetings during 2003. A copy of the Charter of the Nominating and Corporate Governance Committee is attached as Appendix A.

Meetings of Non-Employee Directors

The Board of Directors will meet without the Chairman present in regularly scheduled meetings at least twice annually, and at other Board meetings upon the request of any director. The respective chairs of the Audit

Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee will preside over such meetings of non-employee directors, on a rotating basis.

Share Ownership Guidelines For Directors And Senior Management

The Board of Directors believes that it is important for directors and senior management to acquire a substantial ownership position in the Company to underscore the level of commitment Rayonier’s management team has to the future success of the business. Our guidelines strongly encourage Rayonier share ownership by directors at a level equal to three times their annual retainer, and by officers at the level of Vice President or above as follows:

Position/Level	Share Ownership Guidelines as Multiple of Base Salary
Chairman, President and Chief Executive Officer	4X
Executive Vice President	3X
Senior Vice President	2X
Vice President	1X

These ownership levels for directors and officers are to be achieved over a three-year period. While participation in the share ownership program is voluntary, all persons holding a position of Vice President or higher for three or more years have met their target level of ownership.

Directors’ Compensation

Each non-employee director receives an annual retainer of $25,000 in cash plus an award of 500 Common Shares. They also receive a fee of (i) $1,000 per Board meeting attended; (ii) $1,000 per Committee meeting attended; (iii) an additional $500 per Committee meeting chaired; (iv) $1,000 for each business trip taken to one of the Corporation’s facilities for a business purpose other than a Board or Committee meeting; and (v) $1,000 for any other business trip taken at the request of management. Mr. Nutter, as an employee of Rayonier, is not compensated for service on the Board or its Committees.

Mr. Gross has provided consulting services to the Board under a Consulting Agreement since January 1, 1999. Under this Agreement, he is paid an annual retainer of $50,000 for as long as he remains a director. The Agreement provides that the Company will recommend Mr. Gross for nomination for re-election as a director in 2004 and, if elected, that Mr. Gross will serve out the term.

Directors’ Charitable Award Program

The Company established the Directors’ Charitable Award Program in 1995 to recognize the interest of Rayonier and its directors in supporting worthy educational institutions and other charitable organizations. Under this Program each director may nominate up to five organizations to share a total contribution of $1 million from The Rayonier Foundation, a tax-exempt charitable foundation funded by the Company. These contributions will be made by the Foundation in 10 annual installments after the death of any director who:

•	has completed 60 full months of service as a director;

•	dies or becomes disabled while serving as a director; or

•	is actively serving as a director at the time of a change in control of the Company.

The cost of this Program is minimal to Rayonier as the Company has acquired joint life insurance contracts on the lives of directors, the proceeds of which will be adequate to fund Rayonier’s contributions to the Foundation related to the Program, as well as to fund the premium costs of the contracts. Directors receive no financial benefit from this Program since the charitable deduction and insurance proceeds accrue solely to the Company.

CHANGE IN INDEPENDENT AUDITORS

On March 15, 2002, the Board of Directors, upon the recommendation of the Audit Committee, rescinded the appointment of Arthur Andersen LLP (“Andersen”) as the Company’s independent auditors for 2002. On May 17, 2002, the Board of Directors, upon the recommendation of the Audit Committee, appointed Deloitte & Touche LLP as the Company’s new independent auditors.

Andersen’s audit reports on the Company’s consolidated financial statements for each of the years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through May 17, 2002: (1) there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Andersen, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report; and (2) none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred. We provided Andersen with a copy of the above disclosures. A copy of Andersen’s letter dated March 20, 2002, stating its agreement with such statements was filed as Exhibit 16 with our 2001 Form 10-K. In addition, a copy of our letter to the Securities and Exchange Commission detailing certain quality assurances that Andersen provided to us in a letter dated March 15, 2002, was filed as Exhibit 99 with our 2001 Form 10-K.

REPORT OF THE AUDIT COMMITTEE

Management has primary responsibility for the Company’s financial statements and the reporting process, including the Company’s internal control system. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to the conformity of such statements with accounting principles generally accepted in the United States.

The Audit Committee’s role is to assist the Board of Directors in oversight of the Company’s financial reporting process including annual audits and quarterly reviews of its financial statement filings. The Committee has direct responsibility for the appointment, compensation and oversight of the Company’s independent auditors. The Committee is composed of four directors, all of whom have been determined by the Board of Directors to be “independent” and “financially literate” as defined under applicable securities laws and rules of the New York Stock Exchange. In addition, the Board of Directors has determined that at least one member of the Committee has “financial expertise” as required under the Exchange rules. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix B. The Committee held six regular meetings and four special meetings during 2002.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the three years ended December 31, 2002 with management and with Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent auditors for 2002. In addition, the Committee has held discussions with Deloitte & Touche covering the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Committee asked Deloitte & Touche (and Arthur Andersen LLP for the first quarter of 2002) to present to the Committee any unusual items observed during their quarterly reviews of the Company’s interim results. No such items were presented during 2002. The Committee has also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has held discussions with Deloitte & Touche regarding their independence.

The Audit Committee discussed with the Company’s chief internal audit executive and with Deloitte & Touche representatives the overall scope and plans for their respective audits, and met with each of them to discuss the results of their examinations, their evaluations of the adequacy of the Company’s internal controls and disclosure controls and procedures, and the overall quality of the Company’s financial reporting. Separate private meetings without management present were also held with the Company’s chief internal audit executive and with representatives of Deloitte & Touche at five meetings of the Committee in 2002.

In reliance on the Audit Committee’s reviews and discussions with management and the independent auditors as discussed above, the Committee recommended that the Board of Directors include the audited financial statements of the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Information Regarding Independent Auditors

In May 2002, the Board of Directors appointed Deloitte & Touche as independent auditors of the Company for 2002, replacing Arthur Andersen LLP. In March 2003, the Board delegated to the Committee sole authority to select, evaluate, compensate and replace the Company’s independent auditors. Accordingly, the Committee, at its discretion, may change the appointment of the independent auditor at any point if it determines that such a change is in the best interest of the Company and its shareholders.

Representatives of Deloitte & Touche will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The independent auditors (Deloitte & Touche and Arthur Andersen) charged the Company the following fees for services performed in fiscal 2002:

Audit Fees.    The aggregate fees billed or to be billed by the independent auditors for the fiscal year 2002 audit, and the review of Forms 10-Q, were $569,538. An additional $450,000 in fees were billed or will be billed for the re-audits of the 2001 and 2000 financial statements resulting from recording the sale of the Company’s New Zealand East Coast timber operations as a discontinued operation. Under an interpretation of Statement of Auditing Standards No. 58, the reporting of discontinued operations after the predecessor auditor (Arthur Andersen) has ceased operations, requires the successor auditor (Deloitte & Touche) to reaudit prior years’ financial statements.

Financial Information Systems Design and Implementation Fees.    The independent auditors did not render any services to the Company related to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees.    Aggregate fees billed or to be billed for all other services rendered by the independent auditors to Rayonier for the fiscal year ended December 31, 2002 were $254,234. The specific services and related fees were as follows:

• Audit-related services	$147,191
• Tax Consultation	58,458
• Expatriate and Employee Taxes	48,585

Audit-related services included services such as audits of benefit plans, a separate creditor-required audit report for Rayonier Timberlands Operating Company, L.P. and statutory reporting for foreign subsidiaries. Excluded from the services and fees above were $30,377 of internal audit services provided by Deloitte & Touche during 2002 prior to their appointment as independent auditors. After consideration, the Audit Committee has determined that the provision of the above-listed services is not incompatible with maintaining the independent auditors’ independence for their respective assignments.

The independent auditors are prohibited from providing professional services to Company executives for personal income tax return preparation or for financial or estate tax planning.

This report is furnished by the members of the Audit Committee.

Paul G. Kirk, Jr., Committee Chairman	Katherine D. Ortega
Burnell R. Roberts	Gordon I. Ulmer

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Compensation and Management Development Committee (the “Committee”) oversees the compensation and benefits of Rayonier employees. The Committee must approve individual compensation actions for the Chairman, President and Chief Executive Officer and all senior executives. Specifically, the Committee must approve base salaries, annual bonuses and long-term incentive awards. The Committee uses outside compensation expertise and outside legal counsel.

Components of Compensation

The key elements of the Company’s executive compensation program are base salary, annual bonus incentives and long-term compensation. These key elements are addressed separately below. In determining each component of compensation, the Committee also considers all other elements of an executive’s total compensation package, including insurance and other benefits.

The Committee believes that the Company’s direct competitors for executive talent, especially at senior levels, are to be found not only in the forest products sector but also in broader-based general industry. Therefore, the Committee relates total compensation levels for the Company’s senior executives to the median compensation paid to executives of comparative companies within the forest products and general industry sectors.

Base Salary

The Committee has oversight of the general administration of base salaries, salary grades and salary range structure for the Company’s 45 executives, and regularly reviews each senior executive’s base salary. Base salaries are competitive and are targeted at market levels. The Committee authorizes base salary adjustments in recognition of the executive’s level of responsibilities, performance, prior experience, breadth of knowledge, internal equity issues and external pay practices.

While the normal interval between salary reviews for most executives is 12 months, during 2001 salary reviews for all employees were extended to 15 months. This practice continued through 2002. Executive salary actions, comprised of merit pay, equity adjustments and promotional increases for 2002 averaged 4.2 percent on an annualized basis. Mr. Nutter’s 2002 base salary was $650,000.

Annual Bonus Incentive

The Rayonier Annual Incentive Bonus Plan (“Annual Plan”) provides eligible executives and key managers with the opportunity to earn cash bonuses for achieving specific annual Company, business unit and individual performance goals.

In order to develop the amount available for bonus payments (the “bonus pool”), the Annual Plan formula measures net income, return on total capital (“ROTC”) and operating funds flow (“OFF”) against the approved budgeted amounts for the year for each performance measure. Net income, ROTC and OFF performance are weighted 60 percent, 25 percent and 15 percent, respectively. The maximum bonus pool is 150 percent of the aggregate standard bonus pool established under the Annual Plan. Individual bonus amounts within the authorized bonus pool are determined on a discretionary basis, taking into account annual salary and specific personal contributions during the year. Bonuses earned in the calendar year are paid in the first quarter of the subsequent year. Corporate performance for 2002 was at 122 percent of targeted financial goals and the bonus pool was set at that level. All bonuses were paid by February 26, 2003.

Under the Annual Plan, as reflected in the Summary Compensation Table on page 11, Mr. Nutter was paid $750,000 in connection with 2002 Company and individual performance. Mr. Nutter’s bonus is competitive with annual incentive compensation paid to other executives at comparable forest products and general industry sector companies.

Long-Term Incentives

The Rayonier 1994 Incentive Stock Plan (“Stock Plan”) provides for the award of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance shares or any combination thereof to executives and key employees as long-term compensation incentives. It is noted that the Stock Plan’s ten-year term expires December 31, 2003. A replacement Plan, the 2004 Incentive Stock and Management Bonus Plan, is described elsewhere in this Proxy Statement and will be subject to shareholder approval at the Annual Meeting (see “Proposal to Approve 2004 Incentive Stock and Management Bonus Plan” on page 19).

In making awards under the Stock Plan, the Committee considers individual performance criteria, levels of responsibility, as well as historical award data and compensation practices at comparable forest products sector and general industry companies.

Long-term incentive grants for 2002 under the Stock Plan are reflective of Rayonier’s approach to total compensation, which considers market level pay practices of comparable companies, with a greater emphasis on at-risk rewards that closely align management performance with shareholder value.

Stock Options.     Non-qualified stock options to acquire Common Shares are granted at an option price that is not less than the fair market value of a Common Share on the date of grant. The size of the grant is based primarily on competitive practice and is generally targeted to be at the median of option values granted by comparative forest products and general industry sector companies, adjusted based upon individual factors and historical award data. In 2002, non-qualified stock option awards totaling 337,250 shares were granted to 130 executives and key employees.

On January 2, 2002, the Committee awarded Mr. Nutter non-qualified options to acquire 55,000 shares at an exercise price of $49.64, the market price on that day. Mr. Nutter now owns 191,476 Common Shares, as detailed in the table on page 17.

Performance Shares.     In addition to traditional non-qualified stock options, the Committee has used the flexibility provided under the Stock Plan to grant long-term incentives in the form of Contingent Performance Shares.

Contingent Performance Shares are granted to senior executives responsible for sustained Total Shareholder Return (“TSR”) performance, as measured against the average performance of a representative peer group of forest product companies over a designated period. Effective with the 2001 Class of Contingent Performance Share Awards, the Committee adopted a blended Standard & Poors Paper and Forest Products Index as the TSR benchmark for all future peer group performance comparisons under the Contingent Performance Share Program. TSR is calculated by measuring the growth in value of a hypothetical $100 investment in comparative forest products peer group companies over the performance period, assuming all dividends are reinvested quarterly.

Award payment is in the form of Common Shares and may range from zero to a maximum of 150 percent of the target awards based upon TSR performance. The Share Award Valuation Formula provides a 100 percent share award when Rayonier outperforms the comparative peer group companies’ average by 20 percent. The TSR goals reflect the Company’s emphasis on creation of long-term shareholder value.

In determining the size of Contingent Performance Share grants, the Committee considers the contingent value of the award, competitive practices and the level of responsibility of each senior executive.

Contingent Performance Shares granted to seven senior executives on January 1, 1999 (1999 Class) measured Rayonier TSR performance against that of 12 forest products peer group companies for the 36-month period from January 1, 1999 through December 31, 2001. Actual TSR performance translated into an award payment in January 2002 of a number of Common Shares equal to 76.3 percent of the Contingent Performance Shares awarded. A total of 26,705 Common Shares were awarded to six senior executives at the 76.3 percent payout level from a reserve of 52,500 available shares, with a balance of 25,795 shares returned to the Plan. Under the 1999 Contingent Performance Share Award Program, Mr. Nutter received 11,445 Common Shares.

A total of 61,000 Contingent Performance Shares (2002 Class) were granted to eight senior executives in 2002. Grants were made for a 36-month performance period commencing January 1, 2002 through December 31, 2004. Mr. Nutter’s grant was for 17,000 Contingent Performance Shares.

Restricted Shares.    The Plan also provides for the grant by the Committee of Restricted Common Shares.

In recognition of the contributions made by the Company’s senior management team in effecting the successful 2000 relocation of the Corporate Headquarters offices to the southeast, and to increase equity ownership among senior management, the Committee on January 2, 2002 awarded 16,500 Restricted Common Shares to three executives, including Mr. Nutter. The Committee awarded 7,500 Restricted Shares to Mr. Nutter. These Restricted Share Awards are subject to a 3-year restriction period through January 2, 2005, after which restrictions will lapse, consistent with Plan provisions.

Policy with Respect to the $1 Million Deduction Limit

The Company is able to take deductions in excess of $1 million for certain performance-based incentives, including incentives awarded pursuant to certain plans approved by the Company’s shareholders, paid to the Key Executives identified in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Code does not permit corporations to take deductions for salary and non-performance based compensation in excess of $1 million. While the Company makes every effort to insure that the compensation it pays is eligible to be deducted in computing taxable income, if compliance with the terms of Section 162(m) conflicts with the Company’s compensation philosophy, or with what the Committee believes is in the best interests of the Company and its stockholders, the Committee may conclude that payment of non-deductible compensation is appropriate.

This report is furnished by the members of the Compensation and Management Development Committee.

Rand V. Araskog, Committee Chairman	Katherine D. Ortega
Carl S. Sloane	Ronald Townsend

EXECUTIVE COMPENSATION

Summary Compensation Table

This table discloses compensation received by Rayonier’s Chief Executive Officer and the four other most highly paid executive officers in the Company for 2002, 2001 and 2000.

Name and Principal Position					Long-Term Compensation
		Annual Compensation			Awards		Payouts
	Year	Salary ($)	Bonus ($)	Other Annual Compensation (1) ($)	Restricted Stock Awards (2) ($)	Securities Underlying Options (#)	LTIP Payouts (3) ($)	All Other Compensation (4) ($)
W. Lee Nutter	2002	630,673	750,000	—	372,300	55,000	576,599	27,962
Chairman, President and	2001	574,614	375,000	82,558	—	50,000	—	153,154
Chief Executive Officer	2000	524,186	525,000	167,051	—	50,000	691,080	161,977

Gerald J. Pollack	2002	320,846	210,000	—	248,200	22,000	192,200	15,538
Senior Vice President and	2001	314,884	120,000	—	—	20,000	—	20,740
Chief Financial Officer	2000	299,587	200,000	123,614	—	25,000	372,120	39,766

John P. O’Grady	2002	290,849	170,000	—	198,560	20,000	192,200	13,436
Senior Vice President,	2001	283,396	101,000	—	—	20,000	—	20,086
Administration
	2000	269,730	155,000	96,232	—	25,000	318,960	37,405

Timothy H. Brannon	2002	227,420	200,000	198,741	—	9,000	—	8,130
Senior Vice President, Forest	2001	226,300	65,000	—	—	8,000	—	7,981
Resources and Wood Products	2000	217,119	90,000	—	—	10,000	—	15,042

Paul G. Boynton	2002	206,318	150,000	—	—	10,000	—	7,582
Senior Vice President,	2001	172,631	30,000	—	—	6,000	—	6,423
Performance Fibers	2000	162,986	52,160	—	—	8,000	—	5,770

(1)	The amount for 2002 represents payments made to Mr. Brannon to reimburse moving expenses and to cover other expenses associated with his relocation from New Zealand, plus tax gross-up. The amount shown for 2001 includes $75,891 paid to Mr. Nutter to reimburse him for expenses associated with relocation, plus tax gross-up. The amounts for 2000 include amounts paid to reimburse moving expenses and to cover other expenses associated with relocation of Messrs. Nutter, Pollack and O’Grady. Such amounts, including tax gross-up, were as follows: Mr. Nutter, $162,386; Mr. Pollack, $108,347; and Mr. O’Grady, $90,775.

(2)	On January 2, 2002, restricted shares were awarded as follows: Mr. Nutter, 7,500 shares; Mr. Pollack, 5,000 shares; and Mr. O’Grady, 4,000 shares. Such shares will vest on January 2, 2005, provided that the subject executive remains continuously in the employ of the Company through the vesting date. All dividends paid on such shares during the period prior to vesting are withheld and accumulated by the Company. Upon vesting, the Company will pay each executive an amount equal to all dividends paid and accumulated with respect to his shares, together with interest thereon at a rate equal to the prime rate as reported in The Wall Street Journal, adjusted and compounded annually. The number and value of the aggregate restricted stock holdings of each named executive officer at December 31, 2002 were as follows:

Name	Shares (#)	Value ($)
Mr. Nutter	7,500	339,375
Mr. Pollack	5,000	226,250
Mr. O’Grady	4,000	181,000
Mr. Brannon	—	—
Mr. Boynton	—	—

(3)	The amounts shown for 2002 represent the value on January 16, 2002 of award payments made on that date pursuant to the vesting of Contingent Performance Shares awarded on January 1, 1999 (see “Performance Shares” on page 9). The gross number of Common Shares paid were as follows: Mr. Nutter, 11,445 shares; Mr. Pollack, 3,815 shares; and Mr. O’Grady, 3,815 shares.

The amounts shown for 2000 represent the value on October 5, 2000 of award payments made on that date pursuant to the vesting of Contingent Performance Shares awarded on January 3, 1997. The gross number of Common Shares paid were as follows: Mr. Nutter, 19,500 shares; Mr. Pollack, 10,500 shares; and Mr. O’Grady, 9,000 shares.

(4)	These amounts include Company contributions in 2002 to the Rayonier Investment and Savings Plan for Salaried Employees (“Savings Plan”) and the Rayonier Excess Savings and Deferred Compensation Plan (“Excess Plan”) and premiums for group life insurance and individual key executive life insurance as follows:

Name	Savings Plan	Excess Plan	Group Life	Key Executive
Mr. Nutter	5,988	16,716	2,930	2,328
Mr. Pollack	6,600	4,950	1,960	2,028
Mr. O’Grady	6,294	4,177	1,251	1,414
Mr. Brannon	6,684	1,145	301	—
Mr. Boynton	5,660	1,768	154	—

Option Grants in Last Fiscal Year

This table provides information on awards of options to purchase Common Shares made to the named Rayonier executives during 2002:

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted(#)	% of Total Stock Options Granted to Employees in 2002	Exercise Price($/ share)(1)	Expiration Date	5%($)	10%($)
W. Lee Nutter	55,000	16.31%	49.64	1/4/2012	1,717,100	4,351,050
Gerald J. Pollack	22,000	6.52%	49.64	1/4/2012	686,840	1,740,420
John P. O’Grady	20,000	5.93%	49.64	1/4/2012	624,400	1,582,200
Timothy H. Brannon	9,000	2.67%	49.64	1/4/2012	280,980	711,990
Paul G. Boynton	10,000	2.97%	49.64	1/4/2012	312,200	791,100

(1)	The exercise price per share is equal to the fair market value of a Common Share on the grant date, January 2, 2002. The exercise price may be paid in cash or in Common Shares valued at their fair market value on the date of exercise. Options granted to the named officers become exercisable in one-third increments on the first, second and third anniversary of the date of grant. However, upon the occurrence of a change in control of Rayonier (a) all options will generally become immediately exercisable for a period of 60 days, and (b) options will continue to be exercisable for a period of seven months for an employee terminated other than for cause or who voluntarily leaves the Company because of a good faith belief that they will not be able to discharge their duties.

(2)	At the end of the term of these options, the projected price of a Common Share would be $80.86 at an assumed annual appreciation rate of five percent and $128.75 at an assumed annual appreciation rate of ten percent. Gains to all shareholders at those assumed annual appreciation rates would be approximately $865 million and $2.19 billion, respectively, over the term of the options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

This table shows all stock option exercises in 2002 by the named Rayonier executives and the number and value of such executives’ unexercised stock options at December 31, 2002.

	Options Exercised During 2002		Number of Securities Underlying Unexercised Options at 12/31/02	Value of Unexercised In-the-Money Options Held at 12/31/02(2)
Name	Shares Acquired on Exercise (#)	Value Realized (1) ($)	Exercisable/ Unexercisable(#)	Exercisable/ Unexercisable($)
W. Lee Nutter	-0-	-0-	234,542/105,000	1,795,923/231,331
Gerald J. Pollack	10,672	240,778	61,833/45,666	172,011/92,531
John P. O’Grady	5,000	111,965	84,333/41,666	470,514/92,531
Timothy H. Brannon	6,667	31,354	55,189/17,666	527,135/37,011
Paul G. Boynton	4,000	64,180	6,333/16,667	1,500/29,010

(1)	Before taxes.

(2)	Based on the New York Stock Exchange consolidated trading closing price of a Common Share on December 31, 2002 of $45.25.

Awards Of Contingent Performance Shares In Last Fiscal Year

This table shows awards of Contingent Performance Shares made to the named Rayonier executives during 2002.

			Estimated Future Payouts
Name	Number of Shares(1)	Performance Period	Target Shares (#)(2)	Maximum Shares (#)
W. Lee Nutter	17,000	36 months	17,000	25,500
Gerald J. Pollack	12,000	36 months	12,000	18,000
John P. O’Grady	10,000	36 months	10,000	15,000
Timothy H. Brannon	5,000	36 months	5,000	7,500
Paul G. Boynton	5,000	36 months	5,000	7,500

(1)	Awards of Common Shares granted under the Stock Plan (see “Performance Shares” on page 9).

(2)	The concept of an award threshold was eliminated in 2001 in favor of direct measurement against peer group performance, subject to the maximum payout limitation shown above.

Other Executive Compensation

Rayonier Supplemental Senior Executive Severance Pay Plan.    The Rayonier Supplemental Senior Executive Severance Pay Plan (the “Executive Severance Plan”) provides severance benefits for covered executives selected by the Compensation and Management Development Committee based primarily on their position within the Company. Under the Executive Severance Plan, if any covered executive is terminated in a qualifying termination within two years after the occurrence of a “Change in Control” of the Company (as defined in the Retirement Plan for Salaried Employees), he or she is entitled to receive severance benefits, based on his or her tenure with the Company, equal to up to three times annual base salary, plus an amount calculated to equal the incremental value to the executive of up to an additional 36 months of participation under the Company’s retirement plans. Covered executives may elect (prior to a Change in Control) to receive these benefits over time, rather than in a lump-sum, provided the covered executive is available to perform advisory, consultative and similar services during the salary continuation period. Executives electing salary continuation will be eligible to continue to participate in the Company retirement plans and certain welfare benefits of the Company during the continuation period.

The Executive Severance Plan also provides for payment of a lump sum equal to up to three times the executive’s target bonus award for the prior year, together with a prorated bonus award in respect of the year of termination. The target bonus award is based on the prior year’s bonus plan, assuming a 100 percent performance factor.

The Executive Severance Plan provides for a gross-up for any excise taxes payable with respect to payments under the Plan and income taxes payable on the gross-up payment, reimbursement for outplacement services and the continuation of certain perquisites. As of March 1, 2003, Messrs. Nutter, Pollack, O’Grady, Brannon and Boynton were covered by the Plan. However, Mr. Nutter’s right to receive severance benefits under the Executive Severance Plan based on a multiple of his base salary and target bonus award is offset by benefits under the Change in Control Agreement discussed below.

Rayonier Key Executive Insurance Program.    The Rayonier Key Executive Insurance Program (formerly known as the Rayonier Split-Dollar Life Insurance-Deferred Compensation Retention Benefit Program) is designed to promote retention of eligible senior executives by providing enhanced benefits for a 15-year period from date of retirement. This Program includes an early retirement benefit option available at the later of age 60 or five years following the Program implementation date (January 1, 2000). An executive who voluntarily leaves the Company’s employ prior to eligible retirement pursuant to this Program does not receive the enhanced benefits.

The Company has purchased a life insurance policy for each of the four eligible executives to facilitate funding of Program benefits, with premiums paid by the Company to be recaptured upon the executive’s death. Prior to February 2003, if death occurred prior to retirement, the portion of the death benefit remaining after refund of premiums to the Company was paid to the executive’s estate. With the passage of the Sarbanes-Oxley Act of 2002, all such “split-dollar” life insurance arrangements came into question as potentially violating the Act’s prohibition of company loans to executive officers. Accordingly, in February 2003 Messrs. Nutter, Pollack and O’Grady voluntarily signed over the pre-retirement death benefits to the Company. As a result, neither they nor their estates are beneficiaries under the policies, and the “split-dollar” feature has been removed. In order to address the resulting potential for the Company’s tax-free receipt of death benefits in excess of premiums paid upon a covered executive’s death prior to retirement, the Compensation and Management Development Committee, at its February 2003 meeting, approved payment of any such excess death benefits to the covered executive’s beneficiary or estate.

Change in Control protection is provided for Program benefits both prior to and after retirement by virtue of the individual life insurance policies being held in a trust established by the Company. Under the Trust Agreement, upon a Change in Control, the Company would transfer any amounts due the eligible executives under the Program to the trust, with subsequent payment to the executive, or his/her beneficiary, made directly by the trust.

The annual benefits under the Key Executive Life Insurance Program for each eligible executive, in the event of early retirement and at age 65 retirement, respectively, are as follows: Mr. Nutter, $60,000 and $70,000; Mr. Pollack, $40,000 and $50,000; and Mr. O’Grady, $40,000 and $50,000.

Change in Control Agreement for W. Lee Nutter.    The Company entered into a Change in Control Agreement with Mr. Nutter in August 2001. The Agreement provides: (i) if within 60 months following a Change in Control, Mr. Nutter is terminated by the Company for any reason or he terminates for “good reason” (as defined in the Executive Severance Plan), he will receive a termination payment of $5 million; (ii) should the termination payment be subject to federal excise tax, Mr. Nutter will be entitled to receive an additional payment in an amount such that the net proceeds to Mr. Nutter, after deduction of the excise tax on the termination payment and all applicable taxes on the additional payment, shall be equal to $5 million; (iii) covenants by Mr. Nutter regarding his continued employment in the event of a potential Change in Control; and (iv) a covenant by the Company to deposit funds into the Supplemental Severance Trust (discussed below) in the event of a Change in Control.

Legal Resources and Supplemental Severance Trusts. On December 31, 2001, Rayonier established two Rabbi Trusts, the Legal Resources Trust and the Supplemental Severance Trust, each intended to be grantor trusts under Section 671 of the Internal Revenue Code, to protect deferred benefits earned under programs sponsored by the Company or ITT Industries Inc. (formerly ITT Corporation) historically protected by insurance. Rayonier is, for tax purposes, the beneficiary of each of the Rabbi Trusts. The assets of each of these trusts, as assets of the Company, will be subject to the claims of Rayonier’s creditors in the event of bankruptcy or insolvency.

The Company will contribute the sum of $250,000 per participant to the Legal Resources Trust to fund any litigation and similar expenses incurred by a covered executive in efforts to collect any amounts due under their benefit arrangements. Under the terms of the Legal Resources Trust, the Trustee will undertake to pay, to the extent permitted by law, all legal fees and expenses that a covered executive (or his or her beneficiaries) reasonably incurs in pursuing in good faith payment of any amount due to the executive or such beneficiaries under any benefit arrangement, or as a result of any contest by the Company or others of the validity or enforceability of, or liability under, any provision of any benefit arrangement or any guarantee of performance thereof, following a Change in Control.

The Company established the Supplemental Severance Trust to preserve severance benefits provided to eligible executives following a Change in Control. The Trust was initially funded in the amount of $1 million. Upon the occurrence of a Change in Control, the Company is required to fund the Supplemental Severance Trust in an amount that is sufficient to pay the benefits to which participants may become entitled under the Executive Severance Plan and the Change in Control Agreement in the event of a termination of employment.

Retirement Program.    The following table illustrates the estimated annual benefits payable from the Rayonier Salaried Employees Retirement Plan, a tax qualified retirement plan (the “Retirement Plan”), and the Rayonier Excess Benefit Plan, a non-qualified retirement plan (the “Excess Plan”), at retirement at age 65 based on the assumptions set forth below. Calculation of benefits is uniform for all participants in the Retirement Plan and the Excess Plan, including the named Rayonier executives. The Retirement Plan covers substantially all eligible salaried employees of the Company and the cost of the Retirement Plan and the Excess Plan is borne entirely by the Company.

Pension Plan Table

	Years of Service
Average Final Compensation	20	25	30	35	40
$ 50,000	$20,000	$25,000	$28,750	$32,000	$36,250
100,000	40,000	50,000	57,500	65,000	72,500
300,000	120,000	150,000	172,500	195,000	217,500
500,000	200,000	250,000	287,500	325,000	362,500
750,000	300,000	375,000	431,250	487,500	543,750
1,000,000	400,000	500,000	575,000	650,000	725,000

The Retirement Plan “mirror images” retirement benefits provided previously to eligible Rayonier salaried employees and executives under the provisions of the ITT Retirement Plan for Salaried Employees of ITT Industries, Inc. (“ITT”). Retirement benefits earned under the former ITT plan continue on a dynamic credit basis under arrangements with ITT for eligibility and benefit service prior to March 1, 1994.

The annual pension amounts to two percent of a member’s average final compensation for each of the first 25 years of benefit service, plus one and one-half percent of a member’s average final compensation for each of the next 15 years of benefit service, reduced by one and one-quarter percent of the member’s primary Social Security benefit for each year of benefit services to a maximum of 40 years, provided that no more than one-half of the member’s primary Social Security benefit is used for such reduction. A member’s average final compensation (including salary plus approved bonus payments) is defined under the Plan as the total of (1) a member’s average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service affording the highest such average plus (2) a member’s average annual compensation not including base salary for the five calendar years of the member’s last 120 consecutive calendar months of eligibility service affording the highest such average. For the named Rayonier executives, final compensation for purposes of pension calculations consists of salary and bonus payments as set forth in the Summary Compensation Table on page 11. The Retirement Plan also provides for undiscounted early retirement pensions for members who retire at or after age 60 following completion of 15 years of eligibility service. A member is vested in benefits accrued under the Retirement Plan upon completion of five years of eligibility service.

Applicable federal legislation limits the amount of benefits that can be paid and the compensation that may be recognized under a tax-qualified retirement plan. In order to provide benefits at retirement that cannot be paid from the qualified Retirement Plan, Rayonier has adopted the Excess Plan to meet the retirement needs of this small segment of its salaried employee population affected by the limiting federal legislation. Where applicable, retirement benefits earned under the former ITT excess plan have been carried forward to Rayonier and have been incorporated in the Excess Plan. The practical effect of the Excess Plan is to continue calculation of benefits after retirement to all employees on a uniform basis.

Credited years of service for the named Rayonier executives as of March 1, 2003 are as follows: Mr. Nutter, 35.7 years; Mr. Pollack, 20.8 years; Mr. O’Grady, 27.3 years; Mr. Brannon, 30.6 years; and Mr. Boynton, 3.8 years.

SHARE OWNERSHIP

Principal Holders Of Common Shares

This table shows, as of December 31, 2002, the holdings of persons known to us to beneficially own more than five percent of the outstanding Common Shares.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership		Percent of Class(a)
Southeastern Asset Management, Inc.	4,268,300	(b)	15.4%
6410 Poplar Ave., Suite 900 Memphis, TN 38119

Arnhold and S. Bleichroeder Holdings, Inc.	2,032,000	(c)	7.33%
Arnhold and S. Bleichroeder Advisers, Inc. 1345 Avenue of Americas New York, NY 10105

Perkins, Wolf, McDonnell & Company	1,732,355	(d)	6.3%
310 S. Michigan Ave., Ste. 2600 Chicago, IL 60604

(a)	Based on 27,719,409 total Common Shares outstanding at December 31, 2002.

(b)	Holdings as of December 31, 2002 as reported to the Securities and Exchange Commission (“SEC”) on Schedule 13G dated February 3, 2003, and on Schedule 13D filed March 4, 2003.

(c)	Holdings as of December 31, 2002 as reported to the SEC on Schedule 13G dated February 12, 2003.

(d)	Holdings as of December 31, 2002 as reported to the SEC on Schedule 13G filed January 31, 2003.

This table gives information concerning Common Shares beneficially owned as of March 1, 2003 by each of the Company’s directors, each of the named Rayonier executives and all directors and executive officers as a group. All Common Shares listed below are owned directly by the individual concerned unless otherwise indicated:

	Beneficial Ownership
(1) Name of Beneficial Owner	(2) Common Shares Owned		(3) Column (2) as Percent of Class	(4) Exercisable Stock Options (a)	(5) Sum of Columns (2) and (4) as Percent of Class
Rand V. Araskog	201,851		*	-0-	*
Ronald M. Gross	133,710		*	209,000	1.24%
Paul G. Kirk, Jr.	4,354		*	-0-	*
W. Lee Nutter	191,476	(b)(c)	*	286,208	1.74%
Katherine D. Ortega	4,200		*	-0-	*
Burnell R. Roberts	4,500		*	-0-	*
Carl S. Sloane	3,400		*	-0-	*
Ronald Townsend	500		*	-0-	*
Gordon I. Ulmer	5,500		*	-0-	*
Gerald J. Pollack	34,013	(b)(c)	*	84,166	*
John P. O’Grady	38,278	(c)	*	106,000	*
Timothy H. Brannon	14,739	(b)(c)	*	64,188	*
Paul G. Boynton	5,349	(b)(c)	*	14,333	*
Directors and executive officers as a group (15 persons)	645,360	(b)	2.33%	771,896	5.11%

*	Less than 1%.

(a)	Pursuant to SEC regulations, shares receivable through exercise of employee stock options exercisable within 60 days after March 1, 2003 are deemed to be beneficially owned as of March 1, 2003.

(b)	All Common Shares are owned directly except for the following amounts allocated under the Rayonier Investment and Savings Plan for Salaried Employees to the accounts of: Mr. Nutter, 11,485 shares; Mr. Pollack, 28 shares; Mr. Brannon, 9,739 shares; Mr. Boynton, 1,149 shares; and all directors and executive officers as a group, 23,392 shares.

(c)	Includes outstanding restricted stock awards as follows: Mr. Nutter, 13,500 shares; Mr. Pollack, 5,000 shares; Mr. O’Grady, 4,000 shares; Mr. Brannon, 5,000 shares; and Mr. Boynton, 3,000 shares.

Section	16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require Rayonier directors and executive officers, and persons who own more than 10 percent of the outstanding Common Shares, to file with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Company. To our knowledge, based solely on representations by these individuals that no other reports were required, the required reports have been filed on a timely basis on behalf of all persons subject to these requirements with the exception of reporting of one option exercise and sale by William S. Berry that was inadvertently omitted from his Form 4 filed with the SEC on March 11, 2002. The Form was corrected by amendment as soon as the omission was discovered. Mr. Berry retired from the Company effective March 31, 2002.

Securities Authorized for Issuance Under Equity Compensation Plans

This table provides information as of December 31, 2002 regarding compensation plans under which equity securities of the Company are authorized for issuance.

Equity Compensation Plan Information

Plan category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,131,632	$40.97	219,207

Equity compensation plans not approved by security holders	0	$0.00	0

Total	2,131,632	$40.97	219,207

SHAREHOLDER PERFORMANCE GRAPH

This table compares the performance from 1997-2002 of Common Shares (assuming reinvestment of dividends) with a broad-based market index (Standard & Poor’s 500) and an industry-specific index (Standard & Poor’s 1500 Paper and Forest Products Index).

CUMULATIVE TOTAL RETURN

Based upon an initial investment of $100 on December 31, 1997 with dividends reinvested

	31-Dec-97	31-Dec-98	31-Dec-99	31-Dec-00	31-Dec-01	31-Dec-02
Rayonier Inc.	$100	$111	$120	$103	$135	$124
S&P 500 Index®	$100	$129	$156	$141	$125	$97
S&P 1500 Paper & Forest Products Index	$100	$101	$136	$118	$122	$105

ITEM 2—PROPOSAL TO APPROVE 2004 INCENTIVE STOCK AND MANAGEMENT BONUS PLAN

On February 20, 2003, the Compensation and Management Development Committee (the “Committee”) adopted the 2004 Rayonier Incentive Stock and Management Bonus Plan (the “2004 Plan” or the “Plan”). The Board of Directors approved the 2004 Plan on February 21, 2003, subject to shareholder approval at the Annual Meeting. If approved by shareholders, the 2004 Plan will become effective on January 1, 2004. The ability to grant new awards under the Company’s existing 1994 Incentive Stock Plan (the “1994 Plan”) will terminate automatically on December 31, 2003.

From its inception, awards covering 4,492,134 Common Shares (including options that subsequently terminated or lapsed and were regranted under the terms of the plan) have been granted to employees under the 1994 Plan. A total of 2,793,200 shares remain subject to exercise or vesting and 181,347 shares remain available for the grant of options under the 1994 Plan through December 31, 2003.

The Board believes that the 2004 Plan will enable the Company to motivate and reward superior performance on the part of its employees and thereby attract and retain employees of superior ability. The Board believes that the approval of the Plan is in the best interests of the Company and its shareholders.

The Plan does not permit the repricing of options or the granting of discounted options without shareholder approval. Provisions have been included to meet the requirements for deductibility of executive compensation for the purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) with respect to options and other awards by qualifying grants and payments under the 2004 Plan as performance-based compensation.

The following is a brief description of the 2004 Plan. The full text of the Plan is attached as Appendix C and the following description is qualified in its entirety by reference to Appendix C.

Administration of the Plan

The selection of key employees who may participate in the Plan, and the terms and conditions of each award, will be determined by the Committee. Each member of the Committee is a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m). The Committee will have full power, discretion and authority to interpret, construe and administer the Plan, and all decisions, determinations or actions of the Committee pursuant to the Plan will be final and binding on all persons for all purposes. The Committee may delegate its powers as it deems appropriate, but may not delegate responsibility to make awards to executive officers, make awards intended to qualify as performance-based compensation for purposes of Section 162(m) or certify the satisfaction of performance objectives for purposes of Section 162(m). Section 162(m) limits the deductibility to the employer of certain compensation to executive officers unless the compensation is deemed to be “performance-based.”

Eligibility

Key employees of the Company and its subsidiaries are eligible to receive awards under the Plan. There are approximately 220 persons who would currently be eligible to receive awards under the Plan. Non-employee directors are not eligible to receive awards under the Plan.

Types of Awards that May Be Made Under the Plan

The Plan permits the grant of:

•	non-qualified and incentive stock options;

•	stock appreciation rights granted in tandem with stock options;

•	restricted stock;

•	performance shares and restricted stock units;

•	limited stock appreciation rights; and

•	performance bonus awards.

Shares Covered by the 2004 Plan; Limit on Awards

The Plan permits the granting of awards covering 2.5 million Common Shares. As of December 31, 2002, there were 27,719,409 Common Shares outstanding, and the closing price per Common Share on February 28, 2003 was $42.52. The Common Shares may be either authorized but unissued Common Shares or Common Shares purchased on the open market.

Any shares that are reserved for options or performance shares that lapse, expire or are forfeited, and any shares that are exchanged (actually or constructively) by optionees as full or partial payment to the Company for shares acquired on the exercise of an option may be available for subsequent awards to persons other than directors or executive officers of Rayonier.

No more than 650,000 of the total number of shares on a cumulative basis are available for grants of restricted stock or performance shares. In addition, no more than 1,000,000 shares are cumulatively available for awards of incentive stock options. No single employee may receive options, performance shares, restricted stock or stock appreciation rights in any calendar year in excess of four percent (4%) of the total number of shares authorized under the Plan. Performance bonus awards may not permit a participant to earn in any calendar year more than 200 percent of the participant’s base salary.

Stock Options and Rights

Options granted under the 2004 Plan may be either non-qualified stock options or incentive stock options qualifying for special tax treatment under Section 422 of the Internal Revenue Code. The exercise price of any stock option may not be less than the fair market value of the Common Shares on the date of grant. The exercise price is payable in cash, Common Shares previously owned by the optionee or a combination of cash and Common Shares previously owned by the optionee. Both non-qualified stock options and incentive stock options will generally expire on the tenth anniversary of the date of grant.

Stock appreciations rights may be granted in tandem with stock options to executive officers and employee directors of Rayonier. The optionee may elect to exercise a stock appreciation right in lieu of an option. The exercise of a right will entitle the holder to receive cash or Common Shares (or a combination of cash and Common Shares) having a value equal to the excess of the fair market value of the Common Shares on the date of exercise over the exercise price of the option.

Tax Consequences of Options

Non-Qualified Stock Options.    On the exercise of a non-qualified stock option, the optionee will recognize ordinary income for federal income tax purposes on the amount by which the fair market value of the stock on the date of exercise exceeds the exercise price of the option. The optionee will be taxed on this amount in the year of exercise, and the Company will generally be allowed a deduction in this amount for federal income tax purposes in the same year. When the optionee disposes of shares acquired on the exercise of a non-qualified stock option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as either a long- or short-term capital gain to the optionee, depending on the holding period for the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as either a long- or short-term capital loss, depending on the holding period of the shares.

Incentive Stock Options. On the exercise of an incentive stock option, no ordinary income will be recognized by the optionee. If the optionee holds the shares for over one year after the date of exercise, then on the sale of the shares (i) the excess of the sale proceeds over the aggregate exercise price of the option will be long-term capital gain to the optionee, and (ii) the Company will not be entitled to a tax deduction under such circumstances. Generally if the optionee sells or otherwise disposes of the shares within one year after the date of exercise, the excess of the fair market value of such shares at the time of exercise over the aggregate exercise price (but generally not more than the amount of gain realized on the disposition) will be ordinary income to the optionee at the time of such disposition. This is sometimes referred to as a “disqualifying disposition.” The Company generally will be entitled to a federal tax deduction equal to the amount of ordinary income recognized by the optionee upon a disqualifying disposition.

Performance Shares and Performance Bonus Awards

Performance shares are rights to receive cash or Common Shares (or a combination of cash and Common Shares), as determined by the Committee, on the achievement of certain performance goals over a specified performance period. Performance bonus awards are rights to receive cash following the completion of a performance period based upon achievement of one or more performance goals during such performance period. In the discretion of the Committee, the bonus award can be paid, in whole or in part, in Common Shares of Rayonier having a value equal to the cash award that would otherwise have been payable.

The Committee determines the performance objectives of awards of performance shares and performance bonus awards. Performance objectives may vary for key employees and groups of key employees and are based on the performance goals that the Committee deems appropriate. The performance period and goals will be determined by the Committee prior to or reasonably promptly after the commencement of any performance period, but no later than the earlier of (i) ninety days after the commencement of the performance period or (ii) the day prior to the date on which 25 percent of the performance period has elapsed.

Performance goals may be expressed in terms of the following business criteria:

•	net income;

•	earnings per share;

•	operating income;

•	operating cash flow;

•	earnings before income taxes and depreciation;

•	earnings before interest, taxes, depreciation and amortization;

•	increases in operating margins;

•	reductions in operating expenses;

•	earnings on sales growth;

•	total stockholder return;

•	return on equity;

•	return on total capital;

•	return on invested capital;

•	return on assets;

•	economic value added;

•	cost reductions and savings;

•	increase in surplus; and

•	productivity improvements.

A performance goal may also be based on an executive’s attainment of personal objectives with respect to the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long-term business goals. Performance goals may be measured on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units.

Following the completion of each performance period, the Committee will certify in writing as to whether the performance goals and other material terms of the performance award have been achieved or met. Unless the Committee determines otherwise, performance awards will not be settled until the Committee has made this certification.

The Committee may reduce or eliminate performance awards for any employee for any reason. To the extent necessary to preserve the intended economic effects of the Plan, the Committee may also adjust the performance objectives or awards to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, (iii) a partial or complete liquidation of the Company or a subsidiary or (iv) a change in accounting or other relevant rules or regulations; provided, however, that no such adjustment may be made if it would cause the awards to fail to qualify as performance-based.

The Committee may structure the performance share awards as restricted stock units or any substantially similar instrument evidencing the right to receive a share of stock, or a cash payment equal to the fair market value of a share of stock, at some future date upon the lapse of the applicable restrictions established by the Committee or upon the satisfaction of any applicable performance goals established by the Committee hereunder.

Amendment and Termination of the 2004 Plan

The Board may, at any time, amend or terminate the 2004 Plan and, specifically, may make such modifications to the 2004 Plan as it deems necessary to avoid the application of Section 162(m) and the Treasury Regulations issued thereunder. No amendment may, without approval of a majority of Rayonier’s stockholders:

•	alter the group of persons eligible to participate in the 2004 Plan;

•	increase the number of Common Shares available for awards (except for adjustments made on a recapitalization, reclassification, split-up or consolidation of the Common Shares or a stock dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets); or

•	decrease the exercise price of an outstanding option after the date of grant or permit the surrender of any outstanding option as consideration for the grant of a new option with a lower exercise price (except for adjustments made on a recapitalization, reclassification, split-up or consolidation of the Common Shares or a stock dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets).

Unless the Board otherwise determines, the Board will submit the provisions of the 2004 Plan dealing with performance shares and performance bonus awards for renewed approval of Rayonier’s shareholders in 2008.

Special Rights Provided in the Event of a Change in Control

The 2004 Plan provides for certain special rights upon the occurrence of a “Change in Control,” as defined in the Retirement Plan for Salaried Employees of Rayonier Inc., as amended October 19, 2001 and as the same may be thereafter amended from time to time prior to the occurrence of a Change in Control. A Change in Control as defined in the Retirement Plan includes (i) certain acquisitions of 20 percent or more of the Company’s voting securities; (ii) the approval by shareholders of the Company of (a) a consolidation or merger in which the Company is not the surviving corporation or (b) the sale or other transfer of all or substantially all of the Company’s assets; or (iii) a change in the composition of the Board of Directors of the Company over any period of 24 consecutive months, so that the persons who were members of the Board at the beginning of such period or who were elected on the nomination or recommendation of such persons fail to constitute at least 70 percent of the Board at the end of such period.

Upon the occurrence of a Change in Control:

(1)	All outstanding options and related rights will become immediately exercisable in full and will remain exercisable for cash for a period of 60 calendar days beginning on the date the Change in Control occurs (but no option or right will be exercisable beyond the expiration date of its original term).

(2)	Options and rights will continue to be fully exercisable for a period of seven months following the occurrence of a Change in Control in the case of employees whose employment with the Company is terminated by the Company for other than just cause or who voluntarily terminate their employment because they believe in good faith that as a result of such Change in Control they will be unable effectively to discharge the duties of the position they occupied just prior to the occurrence of such Change in Control.

(3)	Any right or portion thereof (other than a right related to an incentive stock option) may be exercised based on a “formula price” equal to the highest of: (a) the highest composite daily closing price of the Common Shares for the 60 calendar days prior to the date of exercise of the right; (b) the highest gross price paid for the Common Shares during the same period of time, as reported in a report on Schedule 13D filed with the Securities and Exchange Commission; or (c) the highest gross price paid or to be paid for a Common Share (whether by way of exchange, conversion, distribution upon merger, liquidation or otherwise) in any of the transactions set forth in the definition of “Change in Control.”

(4)	Limited stock appreciation rights will be automatically granted as to any option with respect to which rights are not then outstanding. The limited stock appreciation rights will entitle the holder to receive, without payment to the Company (except for applicable withholding taxes), an amount in cash equal to the excess of the formula price described above over the exercise price for the related option. Limited stock appreciation rights granted with respect to incentive stock options will entitle the holder to receive, without payment to the Company (except for applicable withholding taxes), an amount in cash equal to the excess of the fair market value of the Common Shares at the time of exercise over the exercise price of the related incentive stock option. Each limited stock appreciation right will be exercisable only during the period beginning on the first business day following the Change in Control and ending on the 60th calendar day following such date and will be exercisable only to the same extent that the related option is exercisable. Upon the exercise of a limited stock appreciation right, the related option, or portion thereof, will be deemed surrendered and no longer exercisable.

(5)	The restrictions applicable to shares of restricted stock will lapse upon the occurrence of a Change in Control. Employees holding restricted stock on the date of a Change in Control may, within the next succeeding 60 days, tender such restricted stock to Rayonier in exchange for cash in the amount of the formula price described above.

(6)	If a Change in Control occurs during the course of a performance period applicable to an award of performance shares, then the employee will be deemed to have satisfied the performance objectives and settlement of the performance shares will be based on the formula price described above.

The Board of Directors unanimously recommends that you vote FOR the proposal to approve the 2004 Rayonier Incentive Stock and Management Bonus Plan.

MISCELLANEOUS

Costs of Proxy Solicitation

The Company will pay the expenses of soliciting proxies for the 2003 Annual Meeting, including the costs of preparing, printing and mailing this Proxy Statement, and payments to brokerage firms, banks and others for forwarding solicitation materials to indirect owners of Common Shares. We also have engaged Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies from shareholders at a fee of $6,500 plus reimbursement of out-of-pocket expenses. In addition to use of the mail, proxies may be solicited personally or by telephone by present and former officers, directors and other employees of Rayonier without additional compensation, as well as by employees of Automatic Data Processing, Inc. (“ADP”), the Company’s vote tabulator. If utilized, payment to ADP for such services will be based on actual expenses incurred, including time spent.

Annual Report

If you were a shareholder of record on March 17, 2003, you should have received a copy of Rayonier’s 2002 Annual Report to Shareholders (which includes a copy of the Annual Report on Form 10-K (without exhibits)) either with this Proxy Statement or prior to its receipt. If you have not received the Annual Report to Shareholders, please write to the Corporate Secretary at Rayonier, 50 North Laura Street, 19th Floor, Jacksonville, Florida 32202, and a copy will be sent to you.

BY ORDER OF THE BOARD OF DIRECTORS

W. EDWIN FRAZIER, III

Corporate Secretary

Dated: March 27, 2003

APPENDIX A

Rayonier Inc.

Charter of the Nominating and Corporate Governance Committee

Amended February 21, 2003

I.    Purpose

The purpose of the Nominating and Corporate Governance Committee (formerly known as the Nominating Committee and hereinafter the “Committee”) shall be to assist the Board of Directors in:

•	identifying qualified individuals for nomination to become Board members

•	determining the composition of Board committees

•	developing and monitoring a process to evaluate Board and committee effectiveness

•	establishing and overseeing a set of Corporate Governance Principles for the Company

•	overseeing the Company’s legal compliance and ethics programs

II.    Membership and Authority

The Committee shall consist of a minimum of three directors appointed annually by the Board of Directors who, in the business judgment of the Board, satisfy the independence requirements of the Securities and Exchange Commission, the New York Stock Exchange and applicable law. The Committee may designate and delegate duties to such standing or ad-hoc subcommittees as it deems necessary or desirable.

III.    Engagement of Advisors

The Committee shall have the sole authority to retain and terminate any search firm used to identify director candidates and any consultant retained in connection with director compensation practices. However, the Committee may: (1) consider management recommendations regarding the appropriate consultant to retain and the terms and conditions of service, and (2) authorize management to enter into contracts with consultants based on terms and conditions approved by the Committee.

The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Committee may request that any director, officer or employee of the Company, or any other person whose advice and counsel are sought by the Committee, attend a Committee meeting or meet with any member of, or consultant to, the Committee.

IV.    Goals and Responsibilities

The Committee shall have the following specific goals and responsibilities, in addition to any other similar matters which may be referred to it from time to time by the Board of Directors:

1.	Nomination of Director Candidates.

•	To identify, recruit, screen and select individuals qualified to become Board members as necessary to fill vacancies or the additional needs of the Board.

•	To consider potential director nominees appropriately recommended by management or shareholders.

•	To recommend to the Board a slate of director nominees to be presented for shareholder approval at the Annual Meeting of Shareholders.

•	In evaluating the suitability of potential director nominees, to seek individuals who have the knowledge, experience, skills, expertise and diversity, together with the highest personal and professional integrity, to be most effective, in conjunction with the other Board nominees and members, in collectively serving the long-term interests of the Company’s shareholders.

•	To periodically reevaluate the foregoing criteria for Board membership considering the Company’s strategy, it’s geographic markets, regulatory environment and other relevant business factors, as well as changes in applicable laws or listing standards.

•	To make all determinations as to whether or not an individual director is “independent”, taking into account applicable law, regulations and listing standards.

2. Board	and Committee Structure.

•	To review, at least annually, the structure of the Board to assure that the proper skills and experience are represented, and to advise the Board with respect to Board composition, procedures and committees.

•	To ensure that not less than 75% of Board members shall be independent directors under applicable law, regulations and listing standards.

•	To annually review Board committee assignments and evaluate the Board’s policy with respect to rotation of committee members and/or chairpersons.

•	To review and recommend Board committee slates annually and to recommend additional committee members to fill vacancies as needed, in each case taking into account the desired qualifications for membership on each committee, the availability of the director to meet the time commitment required for membership on the particular committee, and the Company’s policy on periodic rotation of committee members.

3.	Corporate Governance.

•	To regularly review developments relating to corporate governance issues.

•	To develop and recommend to the Board a set of Corporate Governance Principles covering directors and management.

•	To review the Principles and the Company’s adherence thereto on at least an annual basis, and to recommend changes as necessary.

4.	Board Evaluation.

•	To develop and recommend to the Board a process for annual self-evaluation of the effectiveness of the operation of the Board and its committees.

•	To perform an annual self-evaluation consistent with such process, including a review of the Committee’s performance against applicable law and listing standards and the adequacy of this Charter, and to recommend any proposed changes to the Board.

•	To oversee the annual self-evaluations of the Board and other Board committees.

5.	Director Compensation.

•	To review the Board’s policies for director compensation and stock ownership.

•	To make recommendations to the Board on an annual basis with respect to director compensation and benefits.

•	To periodically benchmark the compensation of directors at comparable companies.

6.	Change in Status/Length of Service.

•	To review the suitability for continued service as a director of any Board member who has, consistent with Board policy, offered to resign due to retirement from or other change in the principal position he or she held when initially elected to the Board.

•	To make recommendations to the Board regarding limits on length of Board service and mandatory retirement age for Board members.

7.	Training. To periodically monitor the orientation and training needs of directors and recommend action to the Board, individual directors and management where appropriate.

8.	Board Operation.

•	To make recommendations on the frequency, content and structure of Board meetings.

•	To periodically evaluate the quality, sufficiency and currency of information furnished by management to the directors in connection with Board and committee meetings and other activities of the directors.

9.	Legal Compliance and Ethics Programs.

•	To meet regularly with appropriate representatives of management, including the Chairman of the Corporate Compliance Committee, for purposes of evaluating the adequacy and efficacy of the Company’s legal compliance and ethics programs.

•	To review periodically, in light of changing conditions, legislation and other developments, the Company’s Standard of Ethics and Code of Corporate Conduct and make recommendations to management for such changes as the Committee may deem appropriate.

10.	Additional Functions. To perform such other functions within the scope of the foregoing as the Committee may deem appropriate to undertake from time to time.

V.    Reporting

The Committee shall report its actions and recommendations to the Board and shall conduct and present to the Board an annual performance evaluation of the Committee.

APPENDIX B

Rayonier Inc.

Charter of the Audit Committee of the Board of Directors

As Amended March 21, 2003

I.    General

The Audit Committee (the “Committee”) of the Board of Directors of Rayonier Inc. (the “Company”) is responsible for assisting Board oversight of: (i) the integrity of the Company’s financial statements, (ii) The Company’s compliance with legal and regulatory requirements that might have a material effect on the financial statements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s independent and internal auditors. The Committee operates under a charter of specific responsibilities and procedures, competency and independence requirements for its members, and is solely responsible for the selection, evaluation, compensation and replacement of the Company’s independent auditors. The Committee has the authority to retain and determine compensation for special legal, accounting or other experts or consultants the Committee may deem necessary or appropriate.

II.    Membership

The Committee consists of four members who are “independent” under the requirements of the Securities Exchange Act of 1934 and the New York Stock Exchange (“NYSE”) listing requirements. All members of the Committee are “financially literate” (in accordance with the NYSE listing requirements) with at least one member qualifying as a “financial expert” as defined under applicable regulations of the Securities and Exchange Commission.

III.    Responsibilities

The Committee role is one of independent oversight operating under a set of specific procedures to ensure the integrity of the financial reporting and system of internal controls, and compliance with legal and regulatory requirements that might have a material effect on the financial statements. Specific responsibilities, categorized by broad areas of responsibility, include the following:

A.    Administration

1.	Establishing an annual calendar of meetings (no less than four a year) including pre-selecting subjects to be discussed at each meeting;

2.	Meeting privately at each regular non-telephonic Committee meeting with management, the internal and independent auditors, and at least annually with the Company’s Ombudsman;

3.	Allowing direct access between the chief internal audit executive and the Committee;

4.	Reviewing this Charter annually to assess its adequacy, and proposing any necessary amendments to the Board;

5.	Establishing procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

6.	Ensuring an annual evaluation of Committee performance is conducted and presented to the Board;

7.	Reporting regularly to the Board with respect to its activities and issuing an annual report, for inclusion in the Company’s Proxy Statement, outlining its responsibilities, procedures and compliance with its Charter, including having had independent discussions with the independent auditors and its recommendation to the Board that the annual financial statements be accepted;

B.    Oversight of Financial Reporting, Controls and Audit Performance

1.	Reviewing the Company’s principal policies for accounting, internal control and financial reporting;

2.	Discussing the audited annual financial statements (Form 10-K) and quarterly financial statements (Form 10-Q) of the Company, with management and the independent auditors before they are filed, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

3.	Discussing with management and, as appropriate, other advisors at least annually the development, content, review and issuance of press releases, rating agency and investor presentations and other public disclosures of financial information;

4.	Reviewing with the independent auditors the results of their annual audit and the required communications under Statements of Auditing Standards, including a discussion of events, transactions, and changes in accounting principles or estimates that may have affected the quality of the Company’s financial reporting, any significant audit issues and management response, and their view on the adequacy of internal controls;

5.	Reviewing required disclosures from management of (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;

6.	Reviewing the process of management certifications required by the Sarbanes-Oxley Act of 2002;

7.	Reviewing required reporting from the independent auditors covering (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials, ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditors, (c) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

8.	Discussing the accounting for any transactions in the Company’s interim financial statements of an unusual nature requiring non-routine judgments, as raised by the independent auditors, that would normally be included in the independent auditors’ reports under SAS No. 61;

9.	Reviewing with both the internal and independent auditors the plan, scope, timing, results, budget (internal audit) and coordination of their audit(s);

10.	Discussing the Company’s guidelines and policies with respect to risk assessment and risk management, with particular focus on risks related to financial statements and information issued;

11.	Reviewing the adequacy of the Company’s systems for internal accounting control and for data security, and the independent auditors’ annual report on internal control recommendations;

12.	Reviewing significant findings and recommendations of the independent and internal auditors with management;

C.    Oversight of Auditor’s Independence

1.	Approving, in advance, all of the independent auditor’s audit and allowable non-audit services and estimated fees, and reviewing a report from the independent auditor on any relationships with the Company or others that might affect independence. The pre-approval of audit and allowable non-audit services may be delegated to one or more members of the Committee, provided that any actions taken by such members(s) be presented to the Committee at its next scheduled meeting. Specific policies and procedures for pre-approval are included in Attachment 1;

2.	Obtaining and reviewing at least annually a report from the independent auditors describing: the firm’s internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the past five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and all relationships between the independent auditor and the Company;

3.	After reviewing such report, evaluating the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner, and determining whether there should be a rotation of the lead audit partner or of the independent audit firm itself. The Committee will then present its conclusions to the Board;

4.	Establishing hiring policies for employees or former employees of the independent auditors;

5.	Ensuring that the lead engagement and review partners of the independent auditor are rotated no less frequently than every five years;

D.    Review of Compliance

1.	Reviewing internal audit’s annual audit of expense reports of the Company’s senior officers, fees paid to outside consultants, including law firms and investment bankers, and potential or existing conflicts of interest of senior officers and directors;

2.	Reviewing and recommending to the Board proposed actions on environmental compliance and regulatory matters which could have a significant impact on the business and strategic operating objectives of the Company and its subsidiaries; and

3.	Reviewing and considering material claims and litigation, and legal, regulatory, patent and related government policy matters affecting the Company and its subsidiaries.

ATTACHMENT 1

TO APPENDIX B

Rayonier Audit Committee

Policies and Procedures

Pre-approval of Services Provided by the Independent Auditor

To ensure the Audit Committee (the “Committee”) approves all services to be provided by the Company’s independent auditors and maintains appropriate oversight, the following policies and procedures have been established.

Policies and Procedures

1.	The Committee will approve the fees for the annual audit of the Company’s financial statements and reviews of quarterly financial statements.

2.	The Committee will also approve at one of its regularly scheduled meetings an annual plan of all permissible services to be provided by the independent auditors as well as unanticipated projects that arise.

3.	When the timing of the services does not allow for pre-approval in regularly scheduled Committee meetings, the Chairman of the Committee (or another member of the Committee so designated) may approve any audit or allowable non-audit services provided that such approved services are reported to the full Committee at the next regularly scheduled meeting. Approval must be received prior to commencement of the service, unless the service is one of the specific services listed below (see No. 4) that is permitted to be performed on a pre-approval basis.

4.	The following audit-related services are pre-approved as they become required and need commencement before notifying the Chairman:

a.	Required audits of wholly-owned subsidiaries of the Company,

b.	Consent letters,

c.	Audits of statutory financial statements in countries where audited financial statements must be filed with government bodies,

d.	Annual audits of the Company’s defined benefit and savings plans, and

e.	Agreed-upon procedures or other special report engagements performed in connection with requirements under debt agreements or environmental laws.

This pre-approval (prior to notifying the Committee) is for audit services or allowable audit-related services engagements for which fees are less than $10,000.

Any services performed in these pre-approved services categories that were not anticipated will be reported to the Committee at the next regularly scheduled meeting after commencement of the services. The requirements, scope and objectives of the service as well as estimated fees and timing will be reported to the Committee.

Any other services, such as for tax services unrelated to the audit, will require the explicit approval of the Chairman or the Committee prior to engaging the independent auditor.

APPENDIX C

2004 Rayonier Incentive Stock And Management Bonus Plan

1.	Purpose

The purpose of the 2004 Rayonier Incentive Stock and Management Bonus Plan is to motivate and reward superior performance on the part of employees of Rayonier and its subsidiaries and to thereby attract and retain employees of superior ability. In addition, the Plan is intended to further opportunities for stock ownership by such employees in order to increase their proprietary interest in Rayonier and, as a result, their interest in the success of the Company. Awards will be made, in the discretion of the Committee, to Key Employees (including officers and directors who are also employees) whose responsibilities and decisions directly affect the performance of any Participating Company and its subsidiaries. Such incentive awards may consist of stock options, stock appreciation rights payable in stock or cash, performance shares, restricted stock, performance bonus awards or any combination of the foregoing, as the Committee may determine.

2.	Definitions

When used herein, the following terms shall have the following meanings:

“Act” means the Securities Exchange Act of 1934.

“Award” means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options, Rights, Performance Shares, Restricted Stock or Performance Bonus Awards, or any combination of the foregoing.

“Award Agreement” means the written agreement evidencing each Award, other than Performance Bonus Awards, granted to a Key Employee under the Plan.

“Beneficiary” means the estate of a Key Employee or such other beneficiary or beneficiaries lawfully designated pursuant to Section 11 to receive the amount, if any, payable under the Plan upon the death of a Key Employee.

“Board” means the Board of Directors of the Company.

“Change in Control” has the meaning specified in the Retirement Plan.

“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

“Committee” means the Compensation and Management Development Committee of the Board or such other committee as may be designated by the Board to administer the Plan.

“Company” means Rayonier Inc. and its successors and assigns.

“Fair Market Value”, unless otherwise indicated in the provisions of this Plan, means, as of any date, the composite closing price for one share of Stock on the New York Stock Exchange for the most recently completed trading day or, if no sales of Stock have taken place on such date, the composite closing price on the most recent date on which selling prices were quoted, the determination to be made in the discretion of the Committee.

“GAAP” means U.S. Generally Accepted Accounting Principles.

“Incentive Stock Option” means a stock option qualified under Section 422 of the Code.

“Key Employee” means an employee (including any officer or director who is also an employee) of any Participating Company whose responsibilities and decisions, in the judgment of the Committee, directly affect the performance of the Company and its subsidiaries.

“Limited Stock Appreciation Right” means a stock appreciation right that shall become exercisable automatically upon the occurrence of a Change in Control as described in Section 10 of the Plan.

“Option” means an option awarded under Section 5 of the Plan to purchase Stock of the Company, which option may be an Incentive Stock Option or a non-qualified stock option.

“Participating Company” means the Company or any subsidiary or other affiliate of the Company; provided, however, for Incentive Stock Options only, “Participating Company” means the Company or any corporation that at the time such Option is granted qualifies as a “subsidiary” of the Company under Section 425(f) of the Code.

“Participant” means each Key Employee of the Participating Company selected by the Committee as eligible for a Performance Bonus Award who could potentially be described in Section 162(m)(3) of the Code, as well as, in the discretion of the Committee, the President and Chief Executive Officer and any Key Employee reporting directly to the President and Chief Executive Officer.

“Performance Bonus Award” means the right of a Participant to receive cash following the completion of a Performance Period based upon performance in respect of one or more of the Performance Goals during such Performance Period, as specified in Section 9.

“Performance Goals” means or may be expressed in terms of any, but not limited to, of the following business criteria: (i) net income, (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) earnings before income taxes and depreciation, (vi) earnings before interest, taxes, depreciation and amortization, (vii) operating margins (viii) reductions in operating expenses, (ix) sales or return on sales (x) total stockholder return (xi) return on equity, (xii) return on total capital, (xiii) return on invested capital, (xiv) return on assets, (xv) economic value added, (xvi) cost reductions and savings, (xvii) increase in surplus, (xviii) productivity improvements, (xix) an executive’s attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long term business goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee, the Performance Goals will be determined using GAAP consistently applied during a Performance Period by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

“Performance Objective” means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Key Employee shall become entitled to specified rights in connection with a Performance Share or Performance Bonus Award.

“Performance Period” means the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Key Employee’s entitlement to receive payment of a Performance Share or Performance Bonus Award, respectively.

“Performance Share” means a performance share awarded under Section 6 of the Plan.

“Plan” means the 2004 Rayonier Incentive Stock and Management Bonus Plan, as the same may be amended, administered or interpreted from time to time.

“Plan Year” means the calendar year.

“Retirement” means eligibility to receive immediate retirement benefits under a Participating Company pension plan.

“Restricted Stock” means Stock awarded under Section 7 of the Plan subject to such restrictions as the Committee deems appropriate or desirable.

“Restricted Stock Unit” has the meaning set forth in Section 6 of the Plan.

“Retirement Plan” means the Retirement Plan for Salaried Employees of Rayonier Inc., as amended effective July 18, 1997, and as the same may be thereafter amended from time to time prior to the occurrence of a Change in Control.

“Right” means a stock appreciation right awarded in connection with an option under Section 5 of the Plan.

“Share Limit” has the meaning set forth in Section 3.

“Stock” means the common shares of the Company.

“Total Disability” means the complete and permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

“Voting Securities” means any securities of the Company that vote generally in the election of directors.

3.	Shares Subject to the Plan

The aggregate number of shares of Stock that may be awarded under the Plan is 2.5 million.

No more than 650,000 of such total number of shares shall be available for restricted stock and Performance Share Awards. In addition to the foregoing, in no event shall more than one million (1,000,000) shares of Stock be cumulatively available for Awards of incentive stock options under the Plan. For any Plan Year, no individual employee may receive an Award of Options, Performance Shares, Restricted Stock or Rights for more than four percent (4%) of the total number of shares authorized under the Plan (with respect to any Key Employee, his or her “Share Limit”). The number of shares available in each category hereunder shall be subject to adjustment as provided in Section 14 in connection with a Stock split, Stock dividend, or other extraordinary transaction affecting the Stock.

Subject to the above limitations, shares of Stock to be issued under the Plan may be made available from the authorized but unissued shares, or from shares purchased in the open market. For the purpose of computing the total number of shares of Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the number of shares of Stock that equal the maximum number of Performance Share Awards issuable in any outstanding grant, in each case determined as at the dates on which such Awards are granted. If any Awards under the Plan are forfeited, terminated, expire unexercised, are settled in cash in lieu of Stock or are exchanged for other Awards, the shares of Stock that were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards. Further, any shares that are exchanged (either actually or constructively) by optionees as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of a stock option granted under the Plan may be available for subsequent Awards.

4.	Grant of Awards and Award Agreements

(a)    Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards are to be granted; (ii) determine the form or forms of Award to be granted to any Key Employee; (iii) determine the amount or number of shares of Stock subject to each Award; and (iv) determine the terms and conditions of each Award.

(b)    Each Award, other than Performance Bonus Awards, granted under the Plan shall be evidenced by a written Award Agreement. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or required by the Committee.

5.	Stock Options and Rights

(a)    With respect to Options and Rights, the Committee shall (i) authorize the granting of Incentive Stock Options, non-qualified stock options, or a combination of Incentive Stock Options and non-qualified stock options; (ii) authorize the granting of Rights that may be granted in connection with all or part of any Option granted under this Plan, either concurrently with the grant of the Option or at any time thereafter during the term of the Option; (iii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a Right; and (iv) determine the time or times when and the manner in which each Option or Right shall be exercisable and the duration of the exercise period.

(b)    Any Option issued hereunder that is intended to qualify as an Incentive Stock Option shall be subject to such limitations or requirements as may be necessary for the purposes of Section 422 of the Code or any regulations and rulings thereunder to the extent and in such form as determined by the Committee in its discretion.

(c)    Rights may be granted only to Key Employees who may be considered directors or officers of the Company for purposes of Section 16 of the Act.

(d)    The exercise period for a non-qualified stock option and any related Right shall not exceed ten years from the date of grant, and the exercise period for an Incentive Stock Option and any related Right shall not exceed ten years from the date of grant.

(e)    The Option price per share shall be determined by the Committee at the time any Option is granted and shall be not less than the Fair Market Value of one share of Stock on the date the Option is granted.

(f)    No part of any Option or Right may be exercised until the Key Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date of grant as the Committee may specify, if any, and the Committee may further require exercisability in installments; provided, however, the period during which a Right is exercisable shall commence no earlier than six months following the date the Option or Right is granted.

(g)    The purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or Stock already owned by the optionee having a total Fair Market Value equal to the purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the purchase price. The Committee shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.

(h)    Unless Section 10 shall provide otherwise, Rights granted to a director or officer shall terminate when such person ceases to be considered a director or officer of the Company subject to Section 16 of the Act.

(i)    In case of termination of employment, the following provisions shall apply:

(A)    If a Key Employee who has been granted an Option shall die before such Option has expired, his or her Option may be exercised in full by the person or persons to whom the Key Employee’s rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, within five years after the date of the Key Employee’s death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above.

(B)     If the Key Employee’s employment by any Participating Company terminates because of his or her Retirement or Total Disability, he or she may exercise his or her Options in full at any time, or from time to time, within five years after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above. Any such Options not fully exercisable immediately prior to such optionee’s Retirement shall become fully exercisable upon such Retirement unless the Committee, in its sole discretion, shall otherwise determine.

(C)     Except as provided in Section 10, if the Key Employee shall voluntarily resign before eligibility for Retirement or he or she is terminated for cause as determined by the Committee, the Options shall be cancelled coincident with the effective date of the termination of employment.

(D)     If the Key Employee’s employment terminates for any other reason, he or she may exercise his or her Options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above.

(j)     No Option or Right granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option or Right shall be exercisable only by the Key Employee to whom the Option or Right is granted.

(k)     With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an “incentive stock option” within the meaning of Section 422 of the Code.

(l)     With respect to the exercisability and settlement of Rights:

(i)     Upon exercise of a Right, the Key Employee shall be entitled, subject to such terms and conditions as the Committee may specify, to receive upon exercise thereof all or a portion of the excess of (A) the Fair Market Value of a specified number of shares of Stock at the time of exercise, as determined by the Committee, over (B) a specified amount that shall not, subject to Section 5(e), be less than the Fair Market Value of such specified number of shares of Stock at the time the Right is granted. Upon exercise of a Right, payment of such excess shall be made as the Committee shall specify in cash, the issuance or transfer to the Key Employee of whole shares of Stock with a Fair Market Value at such time equal to any excess, or a combination of cash and shares of Stock with a combined Fair Market Value at such time equal to any such excess, all as determined by the Committee. The Company will not issue a fractional share of Stock and, if a fractional share would otherwise be issuable, the Company shall pay cash equal to the Fair Market Value of the fractional share of Stock at such time.

(ii)     For the purposes of Subsection (i) of this Section 5(l), in the case of any such Right or portion thereof, other than a Right related to an Incentive Stock Option, exercised for cash during a “window period” specified by Rule 16b-3 under the Act, the Fair Market Value of the Stock at the time of such exercise shall be the highest composite daily closing price of the Stock during such window period.

(iii)     In the event of the exercise of such Right, the Company’s obligation in respect of any related Option or such portion thereof will be discharged by payment of the Right so exercised.

6.	Performance Shares

(a)    Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards of Performance Shares are to be made,

(ii) determine the Performance Period and Performance Objectives applicable to such Awards, (iii) determine the form of settlement of a Performance Share and (iv) generally determine the terms and conditions of each such Award. At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Stock at such date; provided that the Committee may limit the aggregate amount payable upon the settlement of any Award.

(b)    The Committee shall determine a Performance Period of not less than two nor more than five years with respect to the award of Performance Shares. Performance Periods may overlap and Key Employees may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

(c)    The Committee shall determine the Performance Objectives of Awards of Performance Shares. Performance Objectives may vary from Key Employee to Key Employee and between groups of Key Employees and shall be based upon such Performance Goals as the Committee may deem appropriate. The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

(d)    Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code to the extent applicable, whether the Performance Objective and other material terms for paying amounts in respect of each Performance Share Award related to that Performance Period have been achieved or met. Unless the Committee determines otherwise, Performance Share Awards shall not be settled until the Committee has made the certification specified under this Section 6(d).

(e)    The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the Performance Share Award of any Key Employee for any reason, including, without limitation, changes in the position or duties of any Key Employee with the Participating Company during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Participating Company and the Key Employee, the Committee shall adjust Performance Objectives, the Performance Share Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary or (iv) a change in accounting or other relevant rules or regulations (any adjustment pursuant to this Clause (iv) shall be subject to the timing requirements of the last sentence of the definition of Performance Goal set forth in Section 2 of the Plan); provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Performance Bonus Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code with respect to a particular Key Employee.

(f)    At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees the number of Performance Shares or the percentage of Performance Shares that shall be paid to the Key Employee or member of the group of Key Employees if Performance Objectives are met in whole or in part.

(g)    If a Key Employee terminates service with all Participating Companies during a Performance Period because of death, Total Disability, Retirement, or under other circumstances where the Committee in its sole discretion finds that a waiver would be in the best interests of the Company, that Key Employee may, as determined by the Committee, be entitled to an Award of Performance Shares at the end of the Performance Period based upon the extent to which the Performance Objectives were satisfied at the end of such period, which Award, in the discretion of the Committee, may be maintained without change or reduced and prorated for the portion of the Performance Period during which the Key Employee was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable, but only to the extent consistent with the requirements of Section 162(m) of the Code to the extent applicable in respect of such Key Employee. If a Key Employee terminates service with all Participating Companies during a Performance Period for any other reason, then such Key Employee shall not be entitled to any Award with respect to that Performance Period unless the Committee shall otherwise determine.

(h)    Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, with payment to commence as soon as practicable after the end of the relevant Performance Period but no earlier than following the determination made in Section 6(d) hereof. Subject to the terms of the applicable program, the Award may also be paid in shares of Stock or Restricted Stock.

(i)    With respect to Performance Shares that may be settled through the grant of Stock, a Key Employee shall not be granted Performance Shares for all of the Performance Periods commencing in a calendar year that permit the Key Employee to earn Stock covering more than the Share Limit in respect of such Key Employee. In addition, separate and apart from the limit in the previous sentence, with respect to Performance Share Awards to be settled in cash, a Key Employee shall not be granted Performance Share Awards for all of the Performance Periods commencing in a calendar year that permit the Key Employee in the aggregate to earn a cash payment in excess of the Fair Market Value of the Share Limit as of the first day of the first Performance Period commencing in such calendar year.

(j)    Performance Share Awards may be structured in the form of Restricted Stock Units or any substantially similar instrument evidencing the right to receive a share of Stock, or a cash payment equal to the Fair Market Value of a share of Stock, at some future date upon the lapse of the applicable restrictions established by the Committee or upon the satisfaction of any applicable Performance Goals established by the Committee hereunder. To the extent provided for by the Committee, the rules of Section 7 shall apply to Restricted Stock Units payable in Stock.

7.	Restricted Stock

(a)    Restricted Stock shall be subject to a restriction period (after which restrictions will lapse), which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the “Restriction Period”). The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

(b)    Except when the Committee determines otherwise pursuant to Section 7(d), if a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Key Employee and shall be reacquired by the Company.

(c)    Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

(d)    In cases of death, Total Disability or Retirement or in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Company, elect to waive any or all remaining restrictions with respect to such Key Employee’s Restricted Stock.

(e)    The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any Award of Restricted Stock that the Key Employee shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

(f)    Nothing in this Section 7 shall preclude a Key Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

(g)    Subject to Section 7(e) and Section 8, each Key Employee entitled to receive Restricted Stock under the Plan shall be issued a certificate for the shares of Stock. Such certificate shall be registered in the name of the Key Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders.

8.	Certificates for Awards of Stock

(a)    The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body that the Company shall, in its sole discretion, determine to be necessary or advisable.

(b)    All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 8(b) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

(c)    Except for the restrictions on Restricted Stock under Section 7, each Key Employee who receives Stock in settlement of an Award of Stock, shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Key Employee awarded an Option, a Right or Performance Share shall have any right as a shareholder with respect to any shares covered by his or her Option, Right or Performance Share prior to the date of issuance to him or her of a certificate or certificates for such shares.

9.	Management Performance Bonus Awards

(a)    Form of Award.    The Committee is authorized to grant Awards pursuant to this Section 9. An Award shall represent the conditional right of the Participant to receive cash, or at the discretion of the Committee (and subject to the limitations in Section 3), in whole or in part in shares of stock, based upon achievement of one or more pre-established Performance Objectives during a Performance Period, subject to the terms of this Section 9 and the other applicable terms of the Plan. Awards shall be subject to such conditions, including deferral of settlement, risks of forfeiture, restrictions on transferability and other terms and conditions as shall be specified by the Committee. The Performance Bonus Award hereunder may take the form of a percentage of a bonus pool the magnitude of which shall be determined in a manner consistent with the determination of individual Performance Bonus Awards based on individual Performance Objectives hereunder for all of the members in the pool, with the time period for establishing the magnitude of the pool and the fixing of the applicable percentage available to any individual determined in accordance with the requirements of Section 162(m) of the Code applicable to any such individuals in the pool.

(b)    Performance Objectives.    The Committee shall establish the Performance Objective for each Performance Bonus Award, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance. The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

(c)    Additional Provisions Applicable to Performance Bonus Awards.    More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Performance Bonus Award payable for that Performance Period. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for Performance Bonus Awards granted to any one Participant or to different Participants.

(d)    Duration of the Performance Period.    The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Objectives applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

(e)    Certification.    Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objective and other material terms for paying amounts in respect of each Performance Bonus Award related to that Performance Period have been achieved or met. Unless the Committee determines otherwise, Performance Bonus Awards shall not be settled until the Committee has made the certification specified under this Section 9(e).

(f)    Adjustment.    The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the Performance Bonus Award of any Participant for any reason, including, without limitation, changes in the position or duties of any Participant with the Participating Company during or after a Performance Period, whether due to any termination of employment (including death, disability, Retirement, voluntary termination or termination with or without cause) or otherwise. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Participating Company and the Participants, the Committee shall adjust Performance Objectives, the Performance Bonus Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary or (iv) a change in accounting or other relevant rules or regulations (any adjustment pursuant to this Clause (iv) shall be subject to the timing requirements of the last sentence of the definition of Performance Goal set forth in Section 2 of the Plan); provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Performance Bonus Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(g)    Timing of Payment.    Except as provided below, any amounts payable in respect of Performance Bonus Awards for a Performance Period will generally be paid as soon as practicable following the determination in respect thereof made pursuant to Section 9(e).

(h)    Deferral of Payments.    Subject to such terms, conditions and administrative guidelines as the Committee shall specify from time to time, a Participant shall have the right to elect to defer receipt of part or all of any payment due with respect to a Performance Bonus Award.

(i)    Maximum Amount Payable Per Participant Under This Section 9.     Participant shall not be granted Performance Bonus Awards for all of the Performance Periods commencing in a calendar year that permit the Participant in the aggregate to earn a payment in excess of 200% of the Participant’s base salary in effect at the beginning of such calendar year.

(j)    Termination of Employment.    In the event a Participant terminates employment for any reason during a Performance Period or prior to the Performance Bonus Award payment, he or she (or his or her Beneficiary, in the case of death) shall not be entitled to receive any Performance Bonus Award for such Performance Period unless the Committee, in its sole and absolute discretion, elects to pay all or any part of a Performance Bonus Award to such Participant.

10.	Change in Control

Notwithstanding any provisions in this Plan to the contrary:

(a)    Each outstanding Option granted under the Plan shall become immediately exercisable in full for the aggregate number of shares covered thereby and all related Rights shall also become exercisable upon the occurrence of a Change in Control and shall continue to be exercisable in full for cash for a period of 60 calendar days beginning on the date that such Change in Control occurs and ending on the 60th calendar day following that date; provided, however, that no Option or Right shall be exercisable beyond the expiration date of its original term.

(b)    Options and Rights shall not terminate and shall continue to be fully exercisable for a period of seven months following the occurrence of a Change in Control in the case of an employee who is terminated other than for just cause or who voluntarily terminates his or her employment because he or she in good faith believes that as a result of such Change in Control he or she is unable effectively to discharge the duties of the position he or she occupied just prior to the occurrence of such Change in Control. For purposes of Section 10 only, termination shall be for “just cause” only if such termination is based on fraud, misappropriation or embezzlement on the part of the employee that results in a final conviction of a felony. Under no circumstances, however, shall any Option or Right be exercised beyond the expiration date of its original term.

(c)    Any Right or portion thereof may be exercised for cash within the 60-calendar-day period following the occurrence of a Change in Control with settlement, except in the case of a Right related to an Incentive Stock Option, based on the “Formula Price” that shall be the highest of (A) the highest composite daily closing price of the Stock during the period beginning on the 60th calendar day prior to the date on which the Right is exercised and ending on the date such Right is exercised, (B) the highest gross price paid for the Stock during the same period of time, as reported in a report on Schedule 13D filed with the Securities and Exchange Commission or (C) the highest gross price paid or to be paid for a share of Stock (whether by way of exchange, conversion, distribution upon merger, liquidation or otherwise) in any of the transactions set forth in the definition of “Change in Control” in the Retirement Plan.

(d)    Upon the occurrence of a Change in Control, Limited Stock Appreciation Rights shall automatically be granted as to any Option with respect to which Rights are not then outstanding; provided, however, that Limited Stock Appreciation Rights shall be provided at the time of grant of any Incentive Stock Option subject to exercisability upon the occurrence of a Change in Control. Limited Stock Appreciation Rights shall entitle the holder thereof, upon exercise of such rights and surrender of the related Option or any portion thereof, to receive, without payment to the Company (except for applicable withholding taxes), an amount in cash equal to the excess, if any, of the Formula Price as that term is defined in Section 10 over the exercise price of the Stock as provided in such Option; provided that in the case of the exercise of any such Limited Stock Appreciation Right or portion thereof related to an Incentive Stock Option, the Fair Market Value of the Stock at the time of such exercise shall be substituted for the Formula Price. Each such Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first business day following the occurrence of such Change in Control and ending on the 60th calendar day following such date and only to the same extent the related Option is exercisable. Upon exercise of a Limited Stock Appreciation Right and surrender of the related Option, or portion thereof, such Option, to the extent surrendered, shall not thereafter be exercisable.

(e)    The restrictions applicable to Awards of Restricted Stock issued pursuant to Section 7 shall lapse upon the occurrence of a Change in Control and the Company shall issue stock certificates without a restrictive legend. Key Employees holding Restricted Stock on the date of a Change in Control may tender such Restricted Stock to the Company that shall pay the Formula Price as that term is defined in Section 10; provided, such Restricted Stock must be tendered to the Company within 60 calendar days of the Change in Control.

(f)    If a Change in Control occurs during the course of a Performance Period applicable to an Award of Performance Shares pursuant to Section 6, then the Key Employee shall be deemed to have satisfied the Performance Objectives and settlement of such Performance Shares shall be based on the Formula Price, as defined in this Section 10.

11.	Beneficiary

The Beneficiary of a Key Employee shall be the Key Employee’s estate, which shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Key Employee may file with the Company a written designation of one or more persons as a Beneficiary in lieu of his or her estate, who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death, subject to the enforceability of the designation under applicable law at that time. A Key Employee may from time-to-time revoke or change his or her Beneficiary designation, with or without the consent of any prior Beneficiary as required by applicable law, by filing a new designation with the Company. Subject to the foregoing, the last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Key Employee’s death, and in no event shall it be effective as of a date prior to such receipt. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

12.	Administration of the Plan

(a)    Each member of the Committee shall be both a member of the Board, a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) under the Act or successor rule or regulation and an “outside director “ within the meaning of Section 162(m) of the Code.

(b)    All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

(c)    The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

(d)    The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

(e)    The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate; provided, however, that the Committee may not delegate its responsibility (i) to make Awards to executive officers of the Company; (ii) to make Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code; or (iii) to certify the satisfaction of Performance Objectives pursuant to Sections 6(d) or 9(e) in accordance with Section 162(m) of the Code. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of the Company.

(f)    If a Change in Control has not occurred and if the Committee determines that a Key Employee has taken action inimical to the best interests of any Participating Company, the Committee may, in its sole discretion, terminate in whole or in part such portion of any Option (including any related Right) as has not yet become exercisable at the time of termination, terminate any Performance Share Award for which the Performance Period has not been completed or terminate any Award of Restricted Stock for which the Restriction Period has not lapsed.

13.	Amendment, Extension or Termination

The Board may, at any time, amend or terminate the Plan and, specifically, may make such modifications to the Plan as it deems necessary to avoid the application of Section 162(m) of the Code and the Treasury regulations issued thereunder. However, no amendment shall, without approval by a majority of the Company’s stockholders, (a) alter the group of persons eligible to participate in the Plan, (b) except as provided in Section 14 increase the maximum number of shares of Stock that are available for Awards under the Plan, or (c) except for adjustments pursuant to Section 14 or as otherwise provided for in the Plan, decrease the Option price for any outstanding Option after the date the Option is granted or accept the surrender of any outstanding Option as consideration for the grant of a new Option with a lower price than the Option being surrendered. If a Change in Control has occurred, no amendment or termination shall impair the rights of any person with respect to a prior Award.

14.	Adjustments in Event of Change in Common Stock

In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock or stock dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, the Committee may make such adjustments in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards, including the price payable upon the exercise of such Option, as the Committee deems equitable. With respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments shall be made only to the extent that the Committee determines that such adjustments may be made without a loss of deductibility for such Awards under Section 162(m) of the Code.

15.    Forfeiture of Gains on Exercise.    Except following a Change in Control, if the Key Employee terminates employment in breach of any covenants and conditions subsequent set forth in Section 16 and becomes employed by a competitor of the Company within one year after the date of exercise of any Option or the receipt of any Award, the Key Employee shall pay to the Company an amount equal to any gain from the exercise of the Option or the value of the Award other than Options, in each case measured by the amount reported as taxable compensation to the Key Employee by the Company for federal income tax purposes and in the case of Options that are incentive stock options, in an amount equal to the amount that would have been reported as taxable income were such Options not incentive stock options, and in each case without regard to any subsequent fluctuation in the market price of the shares of common stock of the Company. Any such amount due hereunder shall be paid by the Key Employee within thirty days of becoming employed by a competitor. By accepting an Option or other Award hereunder, the Key Employee is authorizing the Company to withhold, to the extent permitted by law, the amount owed to the Company hereunder from any amounts that the Company may owe to the Key Employee in any capacity whatsoever.

16.    Conditions Subsequent.    Except after a Change in Control, the exercise of any Option or Right and the receipt of any Award shall be subject to the satisfaction of the following conditions subsequent: (i) that Key

Employee refrain from engaging in any activity that in the opinion of the Committee is competitive with any activity of the Company or any Subsidiary, excluding any activity undertaken upon the written approval or request of the Company, (ii) that Key Employee refrain from otherwise acting in a manner inimical or in any way contrary to the best interests of the Company, and (iii) that the Key Employee furnish the Company such information with respect to the satisfaction of the foregoing conditions subsequent as the Committee shall reasonably request. In addition, except as may otherwise be excused by action of the Committee, the Key Employee by the exercise of the Option or the receipt of the Award agrees to remain in the employ of the Company, unless earlier terminated by the Company or by the Key Employee by reason of his or her death, disability or retirement.

17.	Miscellaneous

(a)    Except as provided in Section 10, nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise. No Key Employee shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in Section 7(e) with respect to Restricted Stock.

(b)    The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Key Employee or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes.

(c)    The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

(d)    The terms of the Plan shall be binding upon the Company and its successors and assigns.

(e)    Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

(f)    To the extent Awards issued under the Plan are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year, the Committee may, without stockholder approval, amend the Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan.

18.	Effective Date, Term of Plan and Shareholder Approval

The effective date of the Plan is January 1, 2004. The Plan will continue in effect for existing Awards as long as any such Award is outstanding. Unless the Company determines otherwise, Section 6 and 9 of the Plan and the definition of “Performance Goal” shall be submitted to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code.

Rayonier

RAYONIER INC.
50 NORTH LAURA STREET, SUITE 1900
JACKSONVILLE, FL 32202

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access this web site. You will be prompted to enter your 12-digit Control Number located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Rayonier Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

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RAYONIER INC.

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.

Vote On Directors

	For All	Withhold All	For All Except
1. Election of the nominees listed below as Class III Directors of Rayonier Inc. 01) Rand V. Araskog 02) W. Lee Nutter 03) Ronald Townsend	▢	▢	▢

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

____

Vote On Proposal

	For	Against	Abstain
2. Approval of the 2004 Incentive Stock and Management Bonus Plan	▢	▢	▢

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). **If no direction is made, this proxy will be voted FOR all three nominees for Director and FOR approval of the 2004 Incentive Stock and Management Bonus Plan.** If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date